Exhibit (a)(1)(A)

MARVELL TECHNOLOGY GROUP LTD.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating to the Amended and Restated 1995 Stock Option Plan

covering securities that have been registered under the Securities Act of 1933, as amended.

December 16, 2008, as amended January 12, 2009

MARVELL TECHNOLOGY GROUP LTD.

Offer to Exchange Certain Outstanding Options

for Restricted Stock Units

This offer and withdrawal rights will expire at 6:00 p.m. Pacific Time,

on January 23, 2009 unless we extend the expiration.

By this offer, Marvell Technology Group Ltd. and our subsidiaries (collectively referred to as “Marvell,” “we,” “our” or “us”) are giving eligible employees the opportunity to exchange some or all of their outstanding options for restricted stock units. The only options eligible to be exchanged are those options with an exercise price of at least $12.00 per share that were granted under our Amended and Restated 1995 Stock Option Plan, whether vested or unvested. Restricted stock units are a promise by Marvell to issue our common shares in the future provided the vesting criteria are satisfied.

If you participate in the offer, the number of restricted stock units that you receive will depend on the number and exercise price of the options that you exchange.

We will grant restricted stock units following the expiration of the offer but on the same U.S. business day on which we cancel the exchanged options (the “restricted stock unit grant date”). Although the grant will occur on the same day on which the offer expires, the grant will occur later in the day following the expiration of the offer. We expect the restricted stock unit grant date to be January 23, 2009. If the expiration date is extended, the restricted stock unit grant date similarly will be delayed. The restricted stock units will be granted under the terms of our Amended and Restated 1995 Stock Option Plan.

The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible options that the restricted stock units replace, and on where you reside. The vesting schedule of the restricted stock units is detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). Vesting is conditioned upon your continued service to us through each applicable vesting date.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “MRVL.” On December 15, 2008, the closing price of our common shares was $6.64 per share. You should evaluate the risks related to our business, our common shares, and this offer, and review current market quotes for our common shares, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 14 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you wish to participate in this offer, you must log on to Marvell’s offer website at https://tenderoffer.marvell.com and complete and submit the election form before 6:00 p.m. Pacific Time, on January 23, 2009. In order to submit such form, you will be required to acknowledge your agreement to all of the terms of the offer as set forth in the offer documents. If you are not able to submit your election via Marvell’s offer website or would prefer to submit a hard copy of your election, you must print, complete and sign the election form, and fax it to (408) 222-9300 before 6:00 p.m. Pacific Time, on January 23, 2009. Only responses that are complete and actually received by Marvell by the deadline will be accepted. Responses may be submitted only via Marvell’s offer website or fax. Responses submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted. Responses that are received after the deadline will not be accepted. The delivery of election forms is at your own risk. Marvell intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Marvell has received your response, we recommend that you confirm that we have received your election form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@marvell.com.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Marvell Stock Administration

Phone: 408-222-8436

E-mail: stockadmin@marvell.com

Offer to Exchange dated December 16, 2008, as amended January 12, 2009

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the restricted stock units in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

i

ii

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully (a) this entire Offer to Exchange, (b) the accompanying letter from Dr. Sehat Sutardja, our Chairman, President and Chief Executive Officer, dated December 16, 2008, and (c) the election form, together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to exchange certain outstanding options with an exercise price of at least $12.00 per share for restricted stock units.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•

“cancellation date” refers to the same U.S. business day as the expiration date of this offer. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be January 23, 2009.

•	“common shares” refers to Marvell Technology Group Ltd. common shares.

•

“eligible employee” refers to an employee or consultant of Marvell (which, for purposes of this offer, includes all subsidiaries and affiliates of Marvell) as of the commencement of the offer and through the expiration date. Our named executive officers and the members of our board of directors are not eligible employees and may not participate in the offer.

•

“eligible options” refers to options to purchase shares of Marvell’s common shares issued under our Amended and Restated 1995 Stock Option Plan that have an exercise price of at least $12.00 per share that remain outstanding and unexercised as of the expiration date of the offer. An option will not be an eligible option (and any election with regard to such option will be disregarded), if, on the cancellation date, the exercise price of the option is less than the fair market value of our common shares. Options granted in March 2008 in connection with our annual focal award program are not eligible options for purposes of this offer.

•	“eligible option grant” refers to all of the options issued to an individual as part of the same grant by Marvell.

•	“exchanged options” refers to all options that you exchange pursuant to this offer.

•	“named executive officers” refers to those officers of Marvell listed on Schedule A to this Offer to Exchange.

•

“expiration date” refers to the date that this offer expires. We expect that the expiration date of this offer will be January 23, 2009, at 6:00 p.m. Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•

“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on December 16, 2008, and we expect it to end at 6:00 p.m. Pacific Time, on January 23, 2009.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

•

“options” refers to options to purchase Marvell’s common shares. For purposes of this offer, including the exchange ratios, the term “option” refers to an option to purchase one (1) common share of Marvell.

•	“Plan” refers to our 1995 Stock Option Plan, as amended and restated by the our board of directors in May 2003 and subsequently approved by our shareholders.

•

“restricted stock unit grant date” refers to the date that is the same U.S. calendar date as the expiration date and the cancellation date. This is the date when restricted stock units will be granted. We expect that the restricted stock unit grant date will be January 23, 2009. If the expiration date of this offer is extended, then the restricted stock unit grant date similarly will be delayed. Please note that it may take up to a full week (5 business days) from the expiration of the offer for the grant of restricted stock units to be reflected in your online brokerage account. If your account does not appear to have been updated for the restricted stock units within a week following the restricted stock unit grant date, please contact Marvell Stock Administration at stockadmin@marvell.com.

•

“restricted stock units” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. Restricted stock units are promises by Marvell to issue shares of its common shares in the future provided the vesting criteria are satisfied. Restricted stock units granted in connection with this offer will be granted on the restricted stock unit grant date pursuant to the Plan and subject to the terms and conditions of a stock unit agreement between you and us, including any country-specific appendix thereto.

Q2.	How do I participate in this offer?

A2.	If you choose to participate in this offer, you must do the following before 6:00 p.m. Pacific Time, on the expiration date, currently expected to be January 23, 2009:

1.	Use your Windows login name, Windows login password and employee identification number to access Marvell’s offer website at the Internet address: https://tenderoffer.marvell.com; and

2.	Properly complete and submit the election form via Marvell’s offer website before 6:00 p.m. Pacific Time, on January 23, 2009, by:

A.	Selecting the “Yes, I wish to participate” box and then selecting the “Select All” box or the appropriate box(es) next to each eligible option grant you elect to tender;

B.	Reading the election form terms and conditions and selecting the “I acknowledge and agree to the terms and conditions of this offer”; and

C.	Selecting the “Submit” button at the bottom of the election form.

Alternatively, you may submit your election form via fax if you do not have access to the Marvell offer website by doing the following:

1.	Properly complete, date and sign the election form; and

2.	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form.

You should note that if you elect to exchange any eligible option grant in this offer, you must elect to exchange all options subject to such eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to https://tenderoffer.marvell.com or the option converter included with your offer materials, which lists your outstanding eligible option grants, the grant date of such options, the exercise price of such options and the number of outstanding shares subject to such outstanding options.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options on the cancellation date. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m. Pacific Time, on the U.S. business day following the previously scheduled expiration date.

If you wish to participate in this offer, you must log on to Marvell’s offer website at https://tenderoffer.marvell.com and complete and submit the election form before 6:00 p.m. Pacific Time, on January 23, 2009 or fax it to (408) 222-9300. In order to submit the election form, you will be required to acknowledge your agreement to all of the terms and conditions of the offer as set forth in the offer documents. If you are not able to submit your election form via Marvell’s offer website or would prefer to submit your election form by fax, you must print, complete, sign and date an election form, and fax it to (408) 222-9300 before 6:00 p.m. Pacific Time, on January 23, 2009, or if you are unable to print your election form from Marvell’s offer website, you may email stockadmin@marvell.com to receive a paper election form. Only election forms that are complete and actually received by Marvell by the deadline will be accepted. Election forms may be submitted only via Marvell’s offer website or fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted. Election forms that are received after the deadline will not be accepted.

The delivery of all documents, including election forms, is at your own risk. Marvell intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your election form, because we cannot guarantee that you will receive a confirmation. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@marvell.com. Only election forms that are complete and actually received by Marvell by the deadline will be accepted. Election forms may be submitted only via Marvell’s offer website or by fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4)

Q3.	How many restricted stock units will I receive for the options that I exchange?

A3.	The number of restricted stock units that you receive will depend on the exercise price of your exchanged options, as follows

Per Share Exercise Price of Eligible Option	Restricted Stock Units for Exchanged Options

$0.00 - $11.99	Not eligible.

$12.00 - $18.00	One (1) restricted stock unit for every six point five five (6.55) exchanged options.

$18.01 - $25.00	One (1) restricted stock unit for every eight point four (8.40) exchanged options.

$25.01 and higher	One (1) restricted stock unit for every thirteen point two (13.20) exchanged options.

For purposes of applying the exchange ratios, fractional restricted stock units will be rounded up to the nearest whole restricted stock unit on a grant by grant basis. (See Section 2)

Please note: The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 2)

If, with respect to any particular eligible option grant, the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, then you will not receive restricted stock units with respect to the exchange, but will instead receive a fully vested cash payment equal to the fair market value of such restricted stock units as of the restricted stock unit grant date (less applicable tax withholding). The fair market value of such restricted stock units will be calculated by multiplying the closing price of a common share on the restricted stock unit grant date by the number of restricted stock units that you would otherwise be entitled to receive. We will make such cash payment to you promptly following the restricted stock unit grant date. The payment will be made through payroll.

Examples

If you exchange an eligible option grant covering 2,000 shares with an exercise price of $12.00, on the restricted stock unit grant date you will receive 306 restricted stock units (subject to vesting as described following Question 10 below). This is equal to the 2,000 shares divided by 6.55 (the exchange ratio for an eligible option with an exercise price of $12.00) and rounded up to the nearest whole restricted stock unit.

If you exchange an eligible option grant covering 1,000 shares with an exercise price of $20.00, on the restricted stock unit grant date you would be calculated to receive 120 restricted stock units. This is equal to the 1,000 shares divided by 8.4 (the exchange ratio for an eligible option with an exercise price of $20.00) and rounded up to the nearest whole restricted stock unit. However, because the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, you will not receive the restricted stock unit grant for this option grant. You will instead receive a fully vested cash payment equal to the fair market value of such restricted stock units as of the restricted stock unit grant date (less applicable tax withholding). The fair market value of such restricted stock units will be calculated by multiplying the closing price of a common share on the restricted stock unit grant date by the number of restricted stock units that you would otherwise be entitled to receive.

Q4.	Who may participate in this offer?

A4.	You may participate in this offer if you are an eligible employee of Marvell at the time of this offer and you remain an eligible employee of Marvell or a successor entity through the restricted stock unit grant date. Our named executive officers and the members of our board of directors may not participate in the offer. (See Section 1)

Q5.	Why is Marvell making this offer?

A5.	We are making this offer to restore the retention and incentive benefits of our equity awards. We believe that this offer will foster the retention of our valuable employees and better align the interests of our employees and shareholders to maximize shareholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. We and other companies have been impacted by the downturn in the semiconductor market as well as other macroeconomic factors. As a result of these factors, some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to receive restricted stock units that have a greater retention value because such restricted stock units are more likely to provide a return than the underwater options. (See Section 3)

Q6.	Which of my options are eligible?

A6.	Your eligible options are those options to purchase common shares of Marvell issued and outstanding under the Plan that have an exercise price of at least $12.00 per share and remain outstanding and unexercised as of the expiration date of this offer, currently expected to be January 23, 2009. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to https://tenderoffer.marvell.com or the option converter included with your offer materials, which lists your outstanding option grants, the grant date of your options, the exercise price of your options and the number of outstanding shares subject to your outstanding options. Options granted in March 2008 in connection with our annual focal award program are not eligible options for purposes of this offer. (See Section 2)

Q7.	Are there circumstances under which I would not be granted restricted stock units?

A7.	Yes. If, for any reason, you no longer are an employee or other service provider of Marvell on the restricted stock unit grant date, you will not receive any restricted stock units. Instead, you will keep your current eligible options and the options will vest and expire in accordance with their terms. Except as provided by applicable law and/or any employment agreement between you and Marvell, your employment with Marvell will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1)

Moreover, even if we accept your eligible options, we will not grant restricted stock units to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting restricted stock units as a result of changes in the SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13)

In addition, if you hold an option that expires after the commencement of, but before the cancellation of options under, this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15)

In addition to the above, if, with respect to any particular option grant, the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, then you will not receive restricted stock units with respect to the exchange, you will instead receive a fully vested cash payment equal to the fair market value of the shares underlying such restricted stock units you would have otherwise received as of the restricted stock unit grant date (less applicable tax withholding). The fair market value of such restricted stock units will be calculated by multiplying the closing price of a common share on the restricted stock unit grant date by the number of restricted stock units that you would otherwise be entitled to receive.

Q8.	Am I required to participate in this option exchange?

A8.	No. Participation in this offer is completely voluntary. (See Section 2)

Q9.	Do I have to pay for my restricted stock units?

A9.	You do not have to make any cash payment to Marvell to receive your restricted stock units or to receive the common shares that will be due to you if your restricted stock units vest. However, please see Question and Answer 22 below regarding taxes that may be payable by you upon vesting of your restricted stock units. (See Section 9)

Q10.	When will my restricted stock units vest?

A10.	Each restricted stock unit will represent a right to receive one common share of Marvell on a specified future date but only if the restricted stock unit vests. Vesting will occur only if you remain an employee of Marvell through each relevant vesting date:

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The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible option that the restricted stock units replace and the formulas described below.

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None of the restricted stock units will be vested on the restricted stock unit grant date (unless you are an eligible employee in Canada or the Netherlands and vesting of a portion of your new restricted stock units is necessary to cover tax liability at grant or upon exchange, as discussed below).

•

If 75% or greater of an exchanged option would have vested as of February 1, 2009 assuming the option holder continued to provide service through such date, the restricted stock units subject to the restricted stock unit grant applicable to such exchanged option will vest in two equal installments at the first and second anniversary of the restricted stock unit grant date.

•

If less than 75% of an exchanged option would have vested as of February 1, 2009 assuming the option holder continued to provide service through such date, the restricted stock units subject to the restricted stock unit grant applicable to such exchanged option will vest in three equal installments at the first, second and third anniversary of the restricted stock unit grant date.

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For purposes of determining whether an exchanged option is 75% or greater vested, if an exchanged option was granted subject to four year cliff vesting (such that 100% of such exchanged option would vest on the fourth anniversary of its vesting commencement date) and more than three years shall have elapsed from its vesting commencement date as of February 1, 2009, then such exchanged option shall be deemed to be more than 75% or greater vested on the cancellation date.

•	The annual vesting date will be the anniversary of the restricted stock unit grant date.

•	Cash payments made in lieu of restricted stock units will be fully vested on the restricted stock unit grant date.

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Eligible employees in Canada will have a portion of their new restricted stock units with a value sufficient to cover their tax liability on that date vested on the restricted stock unit grant date. The same will apply for employees in the Netherlands, to the extent that they are subject to tax upon the exchange of eligible options for restricted stock units, which will be the case if the eligible options are vested at the time of the exchange. In each case, the remaining portion of the restricted stock units will vest on the same schedule noted above. See Schedules D, K and P for details.

We expect the restricted stock unit grant date will be January 23, 2009. Vesting of your restricted stock units is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with Marvell or one of its subsidiaries through that vesting date. If you stop providing services to us before your restricted stock units vest, your restricted stock units will expire unvested and you will not be issued any common shares pursuant to your restricted stock unit. (See Section 1)

•	After the restricted stock units vest, continued provision of services to us is not required to retain the common shares issued under the restricted stock units.

•	We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding up to the nearest whole number of restricted stock units that will vest on the first vesting date and rounding down on the following vesting date. (See Section 9)

Example 1:

Assume that an eligible employee elects to exchange an eligible option covering 2,100 shares with an exercise price of $12.00 per share and the following vesting schedule:

Vesting Schedule

420 shares vested on May 23, 2005

420 shares vested on May 23, 2006

420 shares vested on May 23, 2007

420 shares vested on May 23, 2008

420 shares are scheduled to vest on May 23, 2009

Assume that on January 23, 2009, the eligible employee surrenders the option and, in accordance with the exchange ratios listed above, receives 321 restricted stock units. Subject to the eligible employee remaining employed by us through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule

0 shares will be vested as of January 23, 2009

161 shares will be scheduled to vest on January 23, 2010

160 shares will be scheduled to vest on January 23, 2011

The eligible option would have vested at least 75% as of February 1, 2009 in this example. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be scheduled to vest in two equal annual installments such that 50% of the restricted stock units vest on the first anniversary of the restricted stock unit grant date and the remaining 50% vest on the second anniversary of the restricted stock unit grant date, subject to the eligible employee continuing to provide services to us through each such respective vesting date. However, since no vesting may occur in a fraction of a share, on the first anniversary of the grant date, 50% of the share is rounded up so that 161 shares will vest (321 shares / 2 years = 160 1/2 shares per year) and on the second anniversary of the grant date, 160 shares will vest.

Example 2:

Assume that an eligible employee elects to exchange an eligible option covering 2,000 shares with an exercise price of $20.00 per share and the following vesting schedule:

Vesting Schedule

500 shares vested on March 15, 2008

500 shares are scheduled to vest on March 15, 2009

500 shares are scheduled to vest on March 15, 2010

500 shares are scheduled to vest on March 15, 2011

Assume that on January 23, 2009, the eligible employee surrenders the option and, in accordance with the exchange ratios listed above, receives 239 restricted stock units. Subject to the eligible employee continuing to provide services to us through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule

0 shares will be vested as of January 23, 2009

80 shares will be scheduled to vest on January 23, 2010

80 shares will be scheduled to vest on January 23, 2011

79 shares will be scheduled to vest on January 23, 2012

The eligible option would have vested less than 75% as of February 1, 2009 in this example. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be scheduled to vest in three equal annual installments such that 33.3% of the restricted stock units vest on each anniversary of the restricted stock unit grant date for three years, subject to the eligible employee continuing to provide services to us through each such respective vesting date. However, since no vesting may occur in a fraction of a share, on the first anniversary of the grant date, a two-thirds share is rounded up so that 80 shares will vest on the first and second anniversary of the grant date (239 shares / 3 years = 79 2/3 shares per year) and on the third anniversary of the grant date, respectively, 79 shares will vest.

Restricted stock units that do not vest will be forfeited to Marvell at no cost to Marvell.

Q11.	If I participate in this offer, do I have to exchange all of my eligible options?

A11.	No. You may pick and choose which of your outstanding eligible option grants you wish to exchange. However, if you elect to participate in this offer and to exchange an eligible option grant, you must elect to exchange all options subject to such eligible option grant. You should note that we are not accepting partial tenders of eligible option grants, except that (a) you may partially tender an eligible option grant covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (See Question and Answer 12) and (b) you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular eligible option grant. (See Section 2)

Q12.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.	If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of Marvell beneficially owns a portion of that eligible option grant, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer (even if legal title to that portion of the option is held by you and you are an eligible employee).

For instance, if you are an eligible employee and you hold an eligible option grant to purchase 2,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 1,000 shares, then you may elect to exchange the portion of the eligible option grant that you beneficially own covering the outstanding 500 shares, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2)

Q13.	When will I receive restricted stock units?

A13.	We will grant restricted stock units on the same U.S. calendar day on which we cancel the exchanged options (the “restricted stock unit grant date”). We expect the restricted stock unit grant date will be January 23, 2009. If the expiration date is extended, the restricted stock unit grant date similarly will be delayed. Please note that it may take up to a full week (5 business days) from the expiration of the offer for the grant of restricted stock units to be reflected in your online brokerage account. If your account has not been updated for the restricted stock units within a week following the expiration of the restricted stock unit grant date, please contact Marvell Stock Administration at stockadmin@marvell.com. You will receive your restricted stock unit agreement in the following weeks after the expiration of the offer. You will receive the shares subject to the restricted stock unit when and if your restricted stock unit vests. (See Section 6)

Q14.	When will my exchanged options be cancelled?

A14.	Your exchanged options will be cancelled on the same U.S. business day as the expiration date of the offer. We refer to this date as the cancellation date. We expect that the cancellation date will be January 23, 2009, unless the offer period is extended. (See Section 6)

Q15.	Once I surrender my exchanged options, is there anything I must do to receive cash payment or the restricted stock units?

A15.	No. Once your exchanged options have been cancelled, you do not need to take additional action in order to receive your cash payment or restricted stock units. Your restricted stock units will be granted to you on the same day that the exchanged options are cancelled. We expect that the restricted stock unit grant date will be January 23, 2009. In order to receive the shares covered by the restricted stock unit grant, you must continue to provide services to us through the applicable vesting date, as described in Question and Answer 10. We will make any cash payment that you are eligible to receive promptly following the restricted stock unit grant date. The payment will be made through payroll. (See Section 9)

Q16.	Do I need to exercise my restricted stock units in order to receive shares?

A16.	Unlike options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise restricted stock units in order to receive shares. If your restricted stock units vest in accordance with the vesting schedule set forth in your stock unit agreement, you automatically will receive the shares subject to the restricted stock units promptly thereafter. Restricted stock units that do not vest will be forfeited to Marvell.

Q17.	Can I exchange Marvell common shares that I acquired upon a prior exercise of Marvell options?

A17.	No. This offer relates only to certain outstanding options to purchase common shares of Marvell. You may not exchange common shares of Marvell in this offer. (See Section 2)

Q18.	Will I be required to give up all of my rights under the cancelled options?

A18.	Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those exchanged options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date of the offer. We refer to this date as the cancellation date. We expect that the cancellation date will be January 23, 2009. (See Section 6)

Q19.	Will the terms and conditions of my restricted stock units be the same as my exchanged options?

A19.	Restricted stock units are a different type of equity award than stock options, and so the terms and conditions of your restricted stock units will be different from your options. Your restricted stock units will be granted under the Plan and will be subject to a stock unit agreement and any country-specific appendix thereto. The current form of stock unit agreement (including the country-specific appendix) under the Plan is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. Further, the vesting schedule of your restricted stock units will be different from the vesting schedule of your exchanged option. (See Section 9)

Until your restricted stock units vest and you are issued shares in payment for the vested restricted stock units, you will not have any of the rights or privileges of a shareholder of Marvell. Once you have been issued the common shares of Marvell, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote and to receive dividends.

In addition, the tax treatment of the restricted stock units will differ significantly from the tax treatment of your options. Please see Question and Answer 22 and the remainder of this Offer to Exchange for further details.

Q20.	What happens to my eligible option grants if I choose not to participate or if my eligible option grants are not accepted for exchange?

A20.	If you choose not to participate or your eligible option grants are not accepted for exchange, your eligible option grants will (a) remain outstanding until they expire by their terms, (b) retain their current exercise price, (c) retain their current vesting schedule and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such eligible option grants. (See Section 6)

Q21.	How does Marvell determine whether an eligible option grant has been properly tendered?

A21.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible option grants. Eligible employees and other option holders may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties. We reserve the right to reject any election form or any eligible option grants tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible option grants that are not validly withdrawn, subject to the terms and conditions of this offer. No tender of eligible option grants will be deemed to have been made properly until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election form, nor will anyone incur any liability for failure to give any notice. (See Section 4)

Q22.	Will I have to pay taxes if I participate in the offer?

A22.	If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the restricted stock unit grant date. However, you normally will have taxable income when the shares underlying your restricted stock units are issued to you, at which point Marvell typically also will have a tax withholding obligation. We will satisfy tax withholding obligations, if applicable, in the manner specified in your stock unit agreement. You also may have taxable capital gain when you sell the shares underlying the restricted stock unit. Note that the tax treatment of restricted stock units differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 for a summary of the general tax consequences associated with your eligible options and restricted stock options. (See Section 14)

If you receive cash payments in lieu of restricted stock units, such cash payments will be deemed compensation income to you in the year in which they are paid.

If you participate in the offer and are an employee in Belgium, Canada, China, Finland, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Malaysia, the Netherlands, Singapore, Switzerland, Taiwan or the United Kingdom, please refer to Schedules C through T of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. (See Schedules C through T)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q23.	What if Marvell is acquired by another company?

A23.

Although we currently are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the Plan and relevant option agreement. Further, if Marvell is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no restricted stock units in exchange for them. If Marvell is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the restricted stock units, including any adjustments to the purchase price or number of shares that will be subject to the restricted stock units. Under such circumstances, the type of security and the number of shares covered by your restricted stock unit award would be adjusted based on the consideration per share given to holders of our common shares in connection with the acquisition. As a result of this adjustment, you may receive restricted stock units covering more or fewer shares of the acquiror’s common shares than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the restricted stock units if no acquisition had occurred.

Q24.	Will I receive a stock unit agreement?

A24.	Yes. All restricted stock units will be subject to a stock unit agreement between you and Marvell, as well as to the terms and conditions of the Plan and any country-specific terms and conditions set forth in the an appendix to the restricted stock unit agreement. The Plan and the current form of stock unit agreement under the Plan are attached as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You will receive your restricted stock unit agreement in the following weeks after the expiration of the offer. (See Section 9)

Q25.	Are there any conditions to this offer?

A25.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible option grants, though we may do so at our discretion. (See Sections 2 and 7)

Q26.	If you extend the offer, how will you notify me?

A26.	If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m. Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Sections 2 and 15)

Q27.	How will you notify me if the offer is changed?

A27.	If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m. Pacific Time, on the next U.S. business day following the date on which we change the offer. (See Sections 2 and 15)

Q28.	May I change my mind and withdraw from this offer?

A28.	Yes. You may change your mind after you have submitted an election form and withdraw some or all of your eligible option grants from the offer at any time before the expiration date (expected to be January 23, 2009). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 6:00 p.m. Pacific Time, on February 13, 2009 you may withdraw your eligible option grants at any time thereafter. (See Question and Answer 2 and 30 Section 5)

Q29.	May I change my mind about which eligible option grants I want to exchange?

A29.	Yes. You may change your mind after you have submitted an election form and change the eligible option grants you elect to exchange at any time before the expiration date by completing and submitting a new election form to add additional eligible options or to withdraw eligible options. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. Please be sure that any new election form you submit includes all the eligible option grants with respect to which you want to accept this offer and is clearly dated after your last-submitted election form. (See Question and Answer 2 and 30 and Section 4)

Q30.	How do I withdraw my election?

A30.	To withdraw your election with respect to some or all of your eligible option grants, you must do one of the following before the expiration date:

1.	Use your Windows login name, Windows login password and employee identification number to access Marvell’s offer website at the Internet address: https://tenderoffer.marvell.com;

2.	Properly complete and submit the election form via Marvell’s offer website before 6:00 p.m. Pacific Time, on January 23, 2009, by:

A.	(1) Selecting the “Yes, I wish to participate” box and then selecting the “Select all” box or the appropriate box(es) next to each eligible option grant you elect to tender or (2) the “I do NOT wish to participate” box;

B.	Reading the election form terms and conditions and selecting the “I acknowledge and agree to the terms and conditions of this offer”; and

3.	Select the “Submit” button at the bottom of the election form.

Alternatively, you may submit a new election form via fax if you do not have access to the Marvell offer website by doing the following:

1.	Properly complete, date and sign the election form; and

2.	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form.

The delivery of all documents, including any election forms, is at your own risk. Marvell intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your election form, because we cannot guarantee that you will receive a confirmation. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@marvell.com. Only election forms that are complete and actually received by Marvell by the deadline will be accepted. Election forms may be submitted only via Marvell’s offer website or by fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

(See Section 5)

Q31.	What if I withdraw my election and then decide again that I want to participate in this offer?

A31.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date. (See Question and Answer 2 and Section 5)

Q32.	Is Marvell making any recommendation as to whether I should exchange my eligible options?

A32.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 14 for information regarding some of these risks), and there are no guarantees that you ultimately would not receive greater value from your eligible options than from the restricted stock units you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your legal counsel, accountant and/or financial advisor. (See Section 3)

Q33.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A33.	You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Marvell Stock Administration
Marvell Semiconductor, Inc.
5488 Marvell Lane
Santa Clara, CA 95054

Phone: 408-222-8436
E-mail: stockadmin@marvell.com

You may also submit a question through Marvell’s offer website by clicking on the “Ask a Question” link once you have properly logged on to the website.

(See Section 10)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risks contained in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended February 2, 2008 and subsequent reports on Forms 10-Q and 8-K highlight the material risks of participating in this offer. Many of these risks and uncertainties are beyond our control, including business cycles and seasonal trends of the computing, semiconductor and related industries. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange and Schedules C through T discussing the tax consequences in the United States, Belgium, Canada, China, Finland, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Malaysia, Netherlands, Singapore, Switzerland, Taiwan, and the United Kingdom, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

If the price of our common shares increases after the date on which your options are cancelled, your cancelled options might be worth more than the restricted stock units or cash that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all options, it is possible that, at some point in the future, your old options would have been economically more valuable than the restricted stock units or cash granted pursuant to this offer. For example, if you exchange an option for 2,000 shares with an exercise price of $12.00, you would receive 306 restricted stock units. Assume, for illustrative purposes only that the price of our common shares increases to $15.00 per share. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $15.00 per share, you would have realized pre-tax gain of $6,000.00, but if you exchanged your eligible option grant for restricted stock units, and immediately sold the shares subject to the restricted stock unit grant upon vesting when the price of our common shares is $15.00 per share, you would realize only a pre-tax gain of $4,590.00.

In addition, you may pay more taxes for your restricted stock units than you would for your eligible option grant. For example, if you exchange an eligible option grant for 2,000 shares with an exercise price of $20.00, you would receive 239 restricted stock units. If the eligible option grant was exercised for $20.00 per share while the fair market value of our common shares was $22.00 per share, you would recognize ordinary income on $4,000.00 at exercise. If you later sold the shares at $25.00 per share, you would have capital gain on $3.00 per share, which is the difference between the sale price of $25.00 and the $22.00 fair market value at exercise. If you held the shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 15% for U.S. taxpayers), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 35% for U.S. taxpayers). If, instead, you exchange your eligible option grant for restricted stock units, you would recognize ordinary income (currently at a maximum rate of 35% for U.S. taxpayers) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For instance, if you vest in 229 restricted stock units on a day when the fair market value of our stock is $22.00 per share, you will recognize ordinary income on $5,038. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $25.00 per share, you would have a capital gain of $3.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the restricted stock units or the shares thereunder, while, in the example above, you would have paid $20.00 per share of post-tax dollars for the shares subject to your eligible option grant. If you receive a cash payment in lieu of restricted stock units, such payment will be taxable to you as ordinary income at the date of receipt.

If we are acquired by or merge with another company, your cancelled eligible option grant might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common shares. Depending on the structure and terms of this type of transaction, optionees who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common shares resulting from the merger or acquisition. This could result in a greater financial benefit for those optionees who did not participate in this offer and retained their original eligible option grant.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your provision of services to us terminates for any reason before your restricted stock units vest, you will not receive any value from your restricted stock units.

Your restricted stock units generally will not be vested on the restricted stock unit grant date, and if your service to us terminates prior to the vesting of such option, you will not receive full value for your restricted stock units.

The restricted stock units will be subject to a vesting schedule. However, a portion of the restricted stock units with a value sufficient to cover their tax liability on that date issued to employees in Canada and the Netherlands (if vested options are exchanged) will be vested on the restricted stock unit grant date. If your service to us terminates (whether voluntarily or involuntarily) prior to the date your restricted stock units vest, you will not receive the shares subject to those restricted stock units. Instead, your restricted stock units will expire immediately upon your termination. As a result, you would not receive full value from your restricted stock units.

Tax effects of restricted stock units for United States taxpayers.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the restricted stock unit grant date. However, you generally will have taxable ordinary income when the shares underlying your restricted stock units are issued to you, at which time Marvell generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your stock unit agreement. You also may have taxable capital gains when you sell the shares underlying the restricted stock unit. Note that the tax treatment of restricted stock units differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options.

Tax effects of restricted stock units for tax residents of Belgium, Canada, China, Finland, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Malaysia, the Netherlands, Singapore, Switzerland, Taiwan or the United Kingdom.

Non-U.S. employees should carefully review Schedules C through T attached to this offer for their country of residence to determine whether participation in the offer could trigger any negative tax consequences.

Risks Relating to Our Business, Generally

Our business, financial condition and results of operations may be adversely impacted by the recent worldwide financial crisis. As a result, the market price of our common shares may decline.

We operate primarily in the hard disk drive and semiconductor industries, which are cyclical and subject to rapid change and evolving industry standards. From time to time, these industries have experienced significant downturns. These downturns are characterized by decreases in product demand, excess customer inventories, and accelerated erosion of prices. These factors could cause substantial fluctuations in our revenue and in our results of operations. In addition, during these downturns some competitors may become more aggressive in their pricing practices, which would adversely impact our gross margin. Furthermore, our foundry partners often require significant amounts of financing in order to build wafer fabrication facilities. If they are unable to obtain financing and anticipated capacity is not completed, we may experience a shortage of capacity, which could increase our costs or reduce our ability to meet customer demand. Any downturns in the current environment may be severe and prolonged, and any failure of the markets in which we operate to fully recover from downturns could seriously impact our revenue and harm our business, financial condition and results of operations.

Recently general worldwide economic conditions have experienced a downturn due to the credit conditions impacted by the sub-prime mortgage turmoil and other factors, slower economic activity, concerns about inflation and deflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns in the markets in which we operate, the ongoing effects of the war in Iraq, recent international conflicts and terrorist and military activity, and the impact of natural disasters and public health emergencies. These conditions make it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and they could cause U.S. and foreign businesses to slow spending on our products and services, which would delay and lengthen sales cycles. During challenging economic times our customers may face issues gaining timely access to sufficient credit, which could result in an impairment of their ability to make timely payments to us. If that were to occur, we may be required to increase our allowance for doubtful accounts and our days sales outstanding would be negatively impacted. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, worldwide or in the hard disk drive and semiconductor industry. If the economy or markets in which we operate do not continue at their present levels, our business, financial condition and results of operations will likely be materially and adversely affected. Additionally, the combination of our lengthy sales cycle coupled with challenging macroeconomic conditions could harm our results of operations.

Changes in our management may cause uncertainty in, or be disruptive to, our business.

We have experienced significant changes in our management and our Board of Directors. In May 2007, our former Chief Financial Officer resigned and our Executive Vice President and Chief Operating Officer, who is one of our co-founders, resigned from those positions and as a member of our Board of Directors but continues to serve in a non-management role. The service of our Acting Chief Operating Officer concluded in October 2008 and our Chief Financial Officer was appointed to serve as interim Chief Operating Officer until a permanent replacement can be hired. We recently hired a new general counsel of our U.S. operating subsidiary. If we cannot recruit a qualified permanent replacement for the position of Chief Operating Officer, our business may suffer. Moreover, we continue to search for new independent directors to fill the existing vacancies on our Board of

Directors, and two of the independent directors currently on our Board of Directors joined our Board of Directors in October 2007 and July 2008, respectively. An independent director will either succeed Dr. Sehat Sutardja as Chairman of the Board or be appointed to a new position of Lead Director. Although we will endeavor to implement any director and management transition in as nondisruptive a manner as possible, any such transition might impact our business, and give rise to uncertainty among customers, investors, vendors, employees and others concerning our future direction and performance. Our future success will depend to a significant extent on the ability of our management team to work together effectively. The loss of any of our management or other key personnel could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate. Moreover, our success will depend on our ability to attract, hire and retain qualified management and other key personnel and on the abilities of the new management personnel to function effectively, both individually and as a group, going forward. If we are unable to attract and retain effective qualified replacements for our key executives and board of directors positions in a timely manner, our business, financial condition, results of operations and cash flows may be adversely affected and our ability to execute our business model could be impaired.

We and certain of our current and former officers and directors have been named as parties to several purported shareholder derivative and class action lawsuits relating to our historic stock option granting practices, and may be named in additional litigation, all of which could require significant management time and attention, result in significant legal expenses, or cause our business, financial condition, results of operations and cash flows to suffer.

We have been named as a nominal defendant in purported shareholder derivative actions that name a number of our current and former directors and officers as defendants and that seek to recover damages purportedly sustained by us in connection with our historic stock option granting practices. The parties in the consolidated derivative lawsuit have reached a tentative settlement. In addition, putative class actions have been filed against us and certain of our officers and directors that allege violations of the federal securities laws in connection with our historic stock option granting practices, which seek to recover damages. We and our current and former executive officers and board members may in the future be subject to additional litigation relating to our historic stock option granting practices. Subject to certain limitations, we are obligated to indemnify our current and former directors, officers and employees in connection with such lawsuits. We cannot predict the outcome of these lawsuits. Regardless of the outcome, these lawsuits, and any other litigation that may be brought against us or our directors and officers, could be time consuming, result in significant expense, and divert the attention and resources of our management and other key employees, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. An unfavorable outcome in these litigations could exceed the proceeds obtained from a settlement and policy release with our directors and officers liability insurers and could have a material adverse effect on our business, financial condition, results of operations and cash flows, including potential impacts to certain covenants in our existing credit agreement.

Our tentative settlement of the consolidated shareholder derivative actions requires the court’s preliminary and final approval, and may not be approved by the court.

On or about March 5, 2008, the parties in the shareholder derivative actions entered into a memorandum of understanding that tentatively settles and resolves the pending consolidated derivative action filed in connection with our historic stock option granting practices. This tentative settlement of the derivative actions requires court approval before it becomes final. The court may not preliminarily or finally approve the tentative settlement. If the court does not approve the tentative settlement, the parties might elect or be required to continue litigating the consolidated derivative actions.

Matters related to the internal review of our historic stock option granting practices and the restatement of our financial statements may result in additional litigation, regulatory proceedings and government enforcement actions, and could have a negative impact on our reputation, business, financial condition and results of operations.

Our historic stock option granting practices and the restatement of our financial statements have exposed us to greater risks associated with litigation, regulatory proceedings and government enforcement actions. We may become the subject of additional private or government actions regarding these matters in the future. We provided the results of our internal review to the SEC and the United States Attorney’s Office for the Northern District of California, and in that regard responded to formal and informal requests for documents and additional information. The SEC conducted first an informal and then a formal investigation of our historic stock option granting practices. On May 8, 2008, we announced that we had reached an agreement with the SEC to settle this matter. In a related agreement, Ms. Weili Dai also entered into a settlement with the SEC. The Court entered into the final judgment against Ms. Dai on June 16, 2008 and against us on July 1, 2008. On July 8, 2008, we paid a $10 million civil penalty to the SEC in accordance with the settlement. As a result of our SEC settlement, we have forfeited for three years the ability to invoke the “safe harbor” for the forward-looking statements provision of the Private Securities Litigation Reform Act. This safe harbor provided us enhanced protection from liability related to forward-looking statements if the forward-looking statements were either accompanied by meaningful cautionary statements or were made without actual knowledge that they were false or misleading. Without the statutory safe harbor, it may be more difficult for us to defend against any such claims. Although this settlement concluded the SEC’s formal investigation of us with respect to our historic stock option granting practices, we cannot be certain regarding the outcome of any other unresolved litigation, regulatory proceedings and government enforcement actions relating to our historic stock option granting practices. The resolution of these matters has been and will be time consuming and expensive, and may require the time and attention of our management. Subject to certain limitations, we are obligated to indemnify our current and former directors, officers and employees in connection with the shareholder litigation, as well as the government investigations of our historic stock option granting practices and any subsequent litigation. Further, we could be required to pay damages or additional penalties or have other remedies imposed against us, our directors, executive officers or other officers, or employees, which could harm our reputation, business, financial condition, results of operations and cash flows. Moreover, our settlement with the SEC, the tentatively settled shareholder derivative actions and the pending class action litigation could have a negative impact on our relationships with customers, suppliers and business partners, our ability to generate revenue, our ability to obtain director and officer insurance coverage, our ability to attract and retain employees, officers and directors, our ability to access debt and equity markets, customer and investor confidence in our board and management, and our revenue, net income, expenses, results of operations, profitability, earnings-per-share and cash flows.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.

On July 31, 2001, a putative class action suit was filed against two investment banks that participated in the underwriting of our initial public offering (“IPO”) on June 29, 2000. That lawsuit, which did not name us or any of our officers or directors as defendants, was filed in the United States District Court for the Southern District of New York. Plaintiffs allege that the underwriters received “excessive” and undisclosed commissions and entered into unlawful “tie-in” agreements with certain of their investment clients in violation of Section 10(b) of the Exchange Act. Thereafter, on September 5, 2001, a second putative class action was filed in the Southern District of New York relating to our IPO. In this second action, plaintiffs named three underwriters as defendants and also named as defendants, us and two of our officers, one of whom is also a director. Relying on many of the same allegations contained in the initial complaint in which we were not named as a defendant, plaintiffs allege that the defendants violated various provisions of the Securities Act and the Exchange Act in the course of our IPO. In both actions, plaintiffs seek, among other items, unspecified damages, pre-judgment interest and reimbursement of attorneys’ and experts’ fees. These two actions relating to our IPO have been coordinated with hundreds of other similar lawsuits filed by plaintiffs against approximately 40 underwriters and approximately

300 issuers across the United States. Defendants in the coordinated proceedings moved to dismiss the actions. In February 2003, the trial court granted the motions in part and denied them in part, thus allowing the case to proceed against us and the underwriters and us as to alleged violations of Section 11 of the Securities Act and Section 10(b) of the Exchange Act. Claims against the individual officers have been voluntarily dismissed with prejudice by agreement with plaintiffs. In June 2004, a stipulation of settlement and release of claims against the issuer defendants, including us, was submitted to the court for approval. On August 31, 2005, the court preliminarily approved the settlement. In December 2006, the appellate court overturned the certification of classes in the six focus cases that were selected by the underwriter defendants and plaintiffs in the coordinated proceedings (the action involving us is not one of the six cases). Because class certification was a condition of the settlement, it was unlikely that the settlement would receive final court approval. On June 25, 2007, the court entered an order terminating the proposed settlement based upon a stipulation among the parties to the settlement. Plaintiffs filed amended master allegations and amended complaints in the six focus cases. Defendants’ motions to dismiss those new complaints were denied in part and granted in part. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the integrated circuit industry and other technology industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Accordingly, we may in the future be the target of additional securities litigation. Any securities litigation could result in substantial costs, could divert the attention and resources of our management, and could have a material adverse effect on our reputation, business, financial condition, financial results, results of operations and cash flows.

We have had and continue to have material weaknesses in internal control over financial reporting and cannot assure you that additional material weaknesses will not be identified in the future. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be filed on a timely basis and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.

We have assessed that we continue to have material weaknesses in our internal control over financial reporting. We are still in the process of remediating our material weaknesses. We strongly believe that effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management and our auditors to evaluate and assess the effectiveness of our internal control over financial reporting, as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. In addition, we are consistently evaluating the design and operating effectiveness of our internal controls in accordance with Auditing Standard No. 5, a process which sometimes leads to modifications in such controls. These modifications could affect the overall effectiveness or evaluation of the control system in the future by us or our independent registered public accounting firm. These inherent limitations include the realities that judgments in decision making can be faulty, breakdowns can occur because of simple error or mistake and errors discovered by personnel within control systems may not be properly disclosed and addressed. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

We cannot assure you that material weaknesses in our internal control over financial reporting will not be identified in the future. Although we intend to continue to devote substantial resources to improve our internal control processes, we may not be able to effectively and timely implement necessary control changes and employee training to ensure continued compliance with the Sarbanes-Oxley Act of 2002 and other regulatory and reporting requirements. Our rapid growth and numerous acquisitions in recent years, and our possible future expansion through additional acquisitions, present challenges to maintain the internal control and disclosure control standards applicable to public companies. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and the effectiveness of our internal control over financial reporting required under the Sarbanes-Oxley Act of 2002. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price. If we fail to maintain effective internal controls, we could be subject to regulatory scrutiny and sanctions and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that we will be able to fully comply with the requirements of the Sarbanes-Oxley Act of 2002 or that management or our auditors will conclude that our internal control over financial reporting is effective in future periods.

If the recent worsening of credit market conditions continues or increases, it could have a material adverse impact on our investment portfolio.

Recent U.S. sub-prime mortgage defaults have had a significant impact across various sectors of the financial markets, causing global credit and liquidity issues. The short-term funding markets experienced credit issues during the second half of calendar 2007 and continuing to date through calendar 2008, leading to liquidity disruption in asset-backed commercial paper and failed auctions in the auction rate securities market. If the global credit market continues to deteriorate, our investment portfolio may be impacted and we could determine that some of our investments are impaired. This could materially adversely impact our results of operations and financial condition.

As of November 1, 2008, our investment portfolio included $41.8 million in par value of auction rate securities. Auction rate securities are usually found in the form of municipal bonds, preferred stock, pools of student loans or collateralized debt obligations with contractual maturities generally between 20 to 30 years and whose interest rates are reset every 7 to 35 days through an auction process. At the end of each reset period, investors can sell or continue to hold the securities at par. Our auction rate securities are all backed by student loans originated under the FFELP and are over-collateralized, insured and guaranteed by the DOE. All auction rate securities held by us are rated by the major independent rating agencies as either AAA or Aaa at the time of purchase and their current ratings are still within the guidelines of our corporate investment policy.

Beginning in February 2008, liquidity issues in the global credit markets resulted in failure of the auctions representing all of the auction rate securities held by us, as the amount of securities submitted for sale in those auctions exceed the amount of bids. These failures are not believed to be a credit issue, but rather caused by a lack of liquidity. Observable market places were not available for the valuation of these investments. Accordingly, we used a discounted cash flow model to estimate the fair value of the auction rate securities as of November 1, 2008. The assumptions used in preparing the discounted cash flow model included estimates for the amount and timing of future interest and principal payments, the collateralization of underlying security investments, the credit worthiness of the issuer of the securities, the probability of full repayment considering the guarantees by the DOE of the underlying student loans, guarantees by other third parties, additional credit enhancements included in the securities, and the rate of return required by investors to own these securities in the current environment. Utilizing these assumptions, we found that our auction rate securities had a fair value of $40.3 million, which indicated an impairment of approximately $1.5 million. During the nine months ended

November 1, 2008, we recorded a temporary impairment charge for this amount in accumulated other comprehensive (loss), a component of shareholders’ equity. When evaluating whether the impairment is temporary or other than temporary, we reviewed factors such as the length of time and extent to which fair value has been below cost basis, the financial condition and near-term prospects of the issuer, and our ability and intent to hold the investment for a period of time which may be sufficient for anticipated recovery in the market value. We specifically noted that we had approximately 4% of our total cash invested in these auction rate securities, a cash balance of approximately $1.0 billion in cash and cash equivalents other than auction rate securities, and that we continue to generate positive cash flow on a quarterly basis.

While the recent auction failures limit our ability to liquidate these investments, we do not believe that the auction failures will materially impact our ability to fund our working capital needs, capital expenditures or other business requirements, and that we have the ability to hold these securities for a period longer than 12 months. However, at the reporting date, it is not certain when liquidity will return to the markets or if any other secondary markets will become available, and we have continued to classify these auction rate securities in long-term investments as of November 1, 2008.

We will continue to evaluate the impact of these failed auctions on the fair value of our auction rate securities. If the issuer of the auction rate securities is unable to successfully close future auctions or does not redeem the auction rate securities, or the United States government fails to support its guaranty of the obligations, we may be required to adjust the carrying value of the auction rate securities and record other-than-temporary impairment charges in future periods, which could materially affect our results of operations and financial condition.

In addition, in support of our international operations, a portion of our cash and investment portfolio accumulates offshore. While these amounts are primarily invested in U.S. dollars, a portion is held in foreign currencies, and all offshore balances are exposed to local political, banking, currency control and other risks. In addition, these amounts may be subject to tax and other transfer restrictions. While we believe our cash and investments are secure, there is risk that some of our balances in international locations will not be adequately secured if the current credit crisis continues.

Our recent acquisitions and any future acquisitions could harm our operating results and share price.

In November 2006, we completed our acquisition of the communications and applications processor business of Intel. The integration of these business assets and personnel was both a time consuming and expensive process. If customers do not accept or are dissatisfied with the way we have integrated the manufacturing processes of the business, they may adopt competing products and solutions. If our integration efforts were not successful, our results of operations could be harmed, employee morale could decline, key employees could leave, and customer relations could be damaged.

We also completed several smaller acquisitions over the last three fiscal years. Such acquisitions, as well as acquisitions in the future, could materially harm our operating results of operations or liquidity as a result of possible concurrent issuances of dilutive equity securities or payment of cash. In addition, the purchase price of any acquired businesses may exceed the current fair values of the net tangible assets of the acquired businesses. As a result, we would be required to record material amounts of goodwill, acquired in-process research and development charges and other intangible assets, which could result in significant impairment and acquired in-process research and development charges and amortization expense in future periods. It may also be necessary for us to take other financial charges and reserves as a result of acquisitions, such as inventory write-downs. These charges, in addition to the results of operations of such acquired businesses, could have a material adverse effect on our business, financial condition and results of operations. We cannot forecast the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on our operating or financial results.

Under GAAP, we are required to review our intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. In addition, we are required to review our goodwill and indefinite-lived intangible assets on an annual basis. If presently unforeseen events or changes in circumstances arise which indicate that the carrying value of our goodwill or other intangible assets may not be recoverable, we will be required to perform impairment reviews of these assets, which had carrying values of approximately $2.4 billion as of November 1, 2008. An impairment review could result in a write-down of all or a portion of these assets to their fair values. We intend to perform an annual impairment review during the fourth quarter of each fiscal year or more frequently if we believe indicators of impairment exist. In light of the large carrying value associated with our goodwill and intangible assets, any write-down of these assets may result in a significant charge to our statement of operations in the period any impairment is determined and could cause our stock price to decline.

We have made and may continue to make acquisitions and investments, which could divert management’s attention, cause ownership dilution to our shareholders, be difficult to integrate and adversely affect our results of operations.

We expect to continue to make acquisitions of, and investments in, businesses that offer complementary products, services and technologies, augment our market segment coverage, or enhance our technological capabilities. We may also enter into strategic alliances or joint ventures to achieve these goals. We cannot assure you that we will be able to identify suitable acquisition, investment, alliance or joint venture opportunities, or that we will be able to consummate any such transactions or relationships on terms and conditions acceptable to us, or that such transactions or relationships will be successful.

Integrating newly acquired businesses or technologies could put a strain on our resources, could be costly and time consuming, and might not be successful. Such acquisitions could divert our management’s attention from other business concerns. In addition, we might lose key employees while integrating new organizations. Acquisitions could also result in customer dissatisfaction, performance problems with an acquired company or technology, potentially dilutive issuances of equity securities or the incurrence of debt, the assumption or incurrence of contingent liabilities, possible impairment charges related to goodwill or other intangible assets, or other unanticipated events or circumstances, any of which could harm our business. We might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenues and cost benefits.

Our ability to realize the expected benefits of our acquisition of the communications and applications processor business of Intel and to eliminate the operating losses of that business will depend in large part on our ability to arrange for or maintain more cost-effective production of that business’ products, either through the recently completed transition of the manufacturing of certain products from Intel to third party foundries or through continuing arrangements with Intel for certain legacy products, increase the gross margin of those products, and retain the business’ relationship with its principal customers.

We are exposed to potential impairment charges on certain assets.

Over the past several years, we have made several acquisitions. As a result of these acquisitions, we have approximately $2 billion of goodwill and $329 million of intangible assets on our balance sheet as of November 1, 2008. If the businesses acquired fail to meet our expectations set out at the time of the acquisition or if our market capitalization adjusted for control premiums and other factors declines to below our carrying value, we could incur significant impairment charges, which could negatively impact our financial results. In addition, from time to time, we have made investments in other private companies. If the companies that we invest in are unable to execute their plans and succeed in their respective markets, we may not benefit from such investments, and we could potentially lose the amounts we invest. In addition, we evaluate our investment portfolio on a regular basis to determine if impairments have occurred. Impairment charges could have a material impact on our results of operations in any period.

A significant portion of our business is dependent on the hard disk drive industry, which is highly cyclical, experiences rapid technological change, and is facing increased competition from alternative technologies.

The hard disk drive industry is intensely competitive, and the technology changes rapidly. As a result, this industry is highly cyclical, with periods of increased demand and rapid growth followed by periods of oversupply and subsequent contraction. These cycles may affect us because our customers are suppliers to this industry. Hard disk drive manufacturers tend to order more components than they may need during growth periods, and sharply reduce orders for components during periods of contraction. In addition, advances in existing technologies and the introduction of new technologies may result in lower demand for disk drive storage devices, thereby reducing demand for our products. Rapid technological changes in the hard disk drive industry often result in significant and rapid shifts in market share among the industry’s participants. If the hard disk drive manufacturers using our products do not retain or increase their market share, our sales may decrease.

Future changes in the nature of information storage products may reduce demand for traditional hard disk drives. For instance, products using alternative technologies, such as semiconductor memory, optical storage, and other storage technologies could become a significant source of competition to manufacturers of hard disk drives. Flash memory has typically been more costly than disk drive technologies. However, flash memory manufacturers have been reducing the prices for their products, which could enable them to complete more effectively with very small form factor hard disk drive products. Demand for hard disk drives could be reduced if alternative storage technologies such as flash memory can meet customers’ cost and capacity requirements.

Our sales are concentrated in a few customers, and if we lose or experience a significant reduction in sales to any of these key customers, our revenues may decrease substantially.

We receive a significant amount of our revenues from a limited number of customers. For the nine months ended November 1, 2008, one customer accounted for a total of approximately 21% of our net revenue. Sales to our largest customers have fluctuated significantly from period to period primarily due to the timing and number of design wins with each customer, as well as the continued diversification of our customer base as we expand into new markets, and will likely continue to fluctuate dramatically in the future. The loss of any of our large customers, a significant reduction in sales we make to them, or any problems we encounter collecting amounts due from them would likely harm our financial condition and results of operations. Our operating results in the foreseeable future will continue to depend on sales to a relatively small number of customers, as well as the ability of these customers to sell products that incorporate our products. In the future, these customers may decide not to purchase our products at all, purchase fewer products than they did in the past, or alter their purchasing patterns in some other way, particularly because:

•

substantially all of our sales are made on a purchase order basis, which permits our customers to cancel, change or delay product purchase commitments with little or no notice to us and without penalty;

•	our customers may develop their own solutions;

•	our customers may purchase integrated circuits from our competitors; or

•	our customers may discontinue sales or lose market share in the markets for which they purchase our products.

We rely on independent foundries and subcontractors for the manufacture, assembly and testing of our integrated circuit products, and the failure of any of these third party vendors to deliver products or otherwise perform as requested could damage our relationships with our customers, decrease our sales and limit our growth.

We do not have our own manufacturing or assembly facilities and have very limited in-house testing facilities. Therefore, we rely on third party vendors to manufacture, assemble and test the products we design.

We currently rely on several third party foundries to produce substantially all of our integrated circuit products. We also currently rely on several third party assembly and test subcontractors to assemble, package and test our products. This exposes us to a variety of risks, including the following:

Regional Concentration:

Substantially all of our products are manufactured by third party foundries located in Taiwan. Currently our only alternative manufacturing sources are located in Taiwan, China and Singapore. In addition, substantially all of our assembly and testing facilities are located in Singapore, Taiwan, Malaysia and the Philippines. Because of the geographic concentration of these third party foundries, we are exposed to the risk that their operations may be disrupted by regional disasters. For example, the risk of an earthquake in Taiwan and elsewhere in the Pacific Rim region is significant due to the proximity of major earthquake fault lines to the facilities of our foundries and assembly and test subcontractors. In September 1999, a major earthquake in Taiwan affected the facilities of several of these third party contractors. As a consequence of this earthquake, these contractors suffered power outages and disruptions that impaired their production capacity. Major earthquakes also occurred in Taiwan in 2002, 2003, 2004 and more recently in 2006. In addition, the resurgence of severe acute respiratory syndrome, the outbreak of avian flu and any similar future outbreaks in Asia, where these foundries are located, could affect the production capabilities of our manufacturers by resulting in quarantines or closures. In the event of such a quarantine or closure, if we were unable to quickly identify alternate manufacturing facilities, our revenues, cost of revenues and results of operations would be negatively impacted. If these vendors do not provide us with high-quality products and services in a timely manner, or if one or more of these vendors terminates its relationship with us, we may be unable to obtain satisfactory replacements to fulfill customer orders on a timely basis, our relationships with our customers could suffer, our sales could decrease and harm our business, financial condition or results of operations.

No Guarantee of Capacity or Supply:

Availability of foundry capacity has from time to time in the past been constrained due to strong demand, and with limited exceptions, our vendors are not obligated to perform services or supply products to us for any specific period, in any specific quantities, or at any specific price, except as may be provided in a particular purchase order. The ability of each foundry to provide us with semiconductor devices is limited by its available capacity and existing obligations. Although we have entered into contractual commitments to supply specified levels of products to some of our customers, we may not have sufficient levels of production capacity with all of our foundries, despite signing a long-term guaranteed production capacity agreement with one of our foundries. Despite this agreement, foundry capacity may not be available when we need it or at reasonable prices. We place our orders on the basis of our customers’ purchase orders or our forecast of customer demand, and the foundries can allocate capacity to the production of other companies’ products and reduce deliveries to us on short notice. It is possible that foundry customers that are larger and better financed than we are or that have long-term agreements with our main foundries, may induce our foundries to reallocate capacity to those customers. This reallocation could impair our ability to secure the supply of components that we need.

Although we use several independent foundries to manufacture substantially all of our semiconductor products, most of our components are not manufactured at more than one foundry at any given time, and our products typically are designed to be manufactured in a specific process at only one of these foundries. Accordingly, if one of our foundries is unable to provide us with components as needed, it may be difficult for us to transition the manufacture of our products to other foundries, and we could experience significant delays in securing sufficient supplies of those components. This could result in a material decline in revenues, net income and cash flow.

In order to secure sufficient foundry capacity when demand is high and mitigate the risks described in the foregoing paragraph, we may enter into various arrangements with suppliers that could be costly and harm our results of operations, such as nonrefundable deposits with or loans to foundries in exchange for capacity commitments, and contracts that commit us to purchase specified quantities of integrated circuits over extended periods. We may not be able to make any such arrangement in a timely fashion or at all, and any arrangements may be costly, reduce our financial flexibility, and not be on terms favorable to us. For example, amounts payable under our foundry capacity are non-refundable regardless of whether we are able to utilize all of any of the guaranteed wafer capacity under the terms of the agreement. Moreover, if we are able to secure foundry capacity, we may be obligated to use all of that capacity or incur penalties. These penalties may be expensive and could harm our financial results.

Uncertain Yields and Quality:

The fabrication of integrated circuits is a complex and technically demanding process. Our foundries have from time to time experienced manufacturing defects and reduced manufacturing yields. Changes in manufacturing processes or the inadvertent use of defective or contaminated materials by our foundries could result in lower than anticipated manufacturing yields or unacceptable performance. Many of these problems are difficult to detect at an early stage of the manufacturing process and may be time consuming and expensive to correct. Poor yields from our foundries, or defects, integration issues or other performance problems in our products could cause us significant customer relations and business reputation problems, harm our financial results and result in financial or other damages to our customers. Our customers could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend. In addition, defects in our existing or new products could result in significant warranty, support and repair costs, and divert the attention of our engineering personnel from our product development efforts.

If we are unable to accurately predict our future sales and to appropriately budget for our expenses, our results of operations could suffer.

The rapidly changing nature of the markets in which we sell our products limits our ability to accurately forecast quarterly and annual sales. Additionally, because many of our expenses are fixed in the short term or are incurred in advance of anticipated sales, we may not be able to decrease our expenses in a timely manner to offset any shortfall of sales. If our sales do not increase as anticipated, significant losses could result due to our higher expense levels. For example, although in fiscal 2006 and 2007 we expanded our staffing and increased our expense levels in anticipation of future sales growth, in the fourth quarter of fiscal 2008, we implemented a plan to reduce operating expenses and help meet financial targets with a worldwide reduction in force of approximately 438 employees, or approximately 8% of our total workforce. We expect cost savings from this restructuring to be used to offset market forces or to be reinvested in our businesses to strengthen our competitiveness, but we cannot be certain that we will be successful in these efforts.

Our financial condition and results of operations may vary, which may cause the price of our common shares to decline.

Our quarterly operating results have fluctuated in the past and are likely to do so in the future. Because our operating results are difficult to predict, you should not rely on quarterly comparisons of our results of operations as an indication of our future performance.

Fluctuations in our operating results may be due to a number of factors, including, but not limited to, those listed below and those identified throughout this “Risk Factors” section:

•	order or shipment cancellations, rescheduling or deferrals of significant customer orders;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	gain or loss of a key customer;

•	our ability to maintain a competitive cost structure for our manufacturing and assembly and test processes;

•	failure to qualify our products or our suppliers’ manufacturing lines;

•	our ability to exercise stringent quality control measures to obtain high yields;

•	effective and timely update of equipment and facilities as required for leading edge production capabilities; and

•	our ability to realize the benefits expected from our recent acquisitions, including our acquisition of the communications and applications processor business of Intel.

Due to fluctuations in our quarterly operating results and other factors, the price at which our common shares will trade is likely to continue to be highly volatile. Recently we have experienced a substantial downturn in the market price of our common shares. In future periods, if our revenues or operating results are below our estimates or the estimates or expectations of public market analysts and investors, our stock price could decline. On average, technology companies have been subject to a greater number of securities class action claims than companies in many other industries as a result of stock price volatility. If our stock price is volatile, we may become involved in this type of litigation. Any litigation could result in substantial costs and a diversion of management’s attention and resources that are needed to successfully run our business.

Changes in financial accounting standards or practices or existing taxation rules or practices may cause adverse unexpected revenue and expense fluctuations and affect our reported results of operations.

A change in accounting standards or practices or a change in existing taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and taxation rules and varying interpretations of accounting pronouncements and taxation practice have occurred and may occur in the future. Changes to existing rules or the questioning of current practices by regulators may adversely affect our reported financial results or the way we conduct our business.

If we are unable to develop and introduce new and enhanced products that achieve market acceptance in a timely and cost-effective manner, our results of operations and competitive position will be harmed.

Our future success will depend on our ability, in a timely and cost-effective manner, to develop and introduce new products and enhancements to our existing products. We must also achieve market acceptance for these products and enhancements. If we do not successfully develop and achieve market acceptance for new and enhanced products, our ability to maintain or increase revenues will suffer. The development of our products is highly complex. We occasionally have experienced delays in completing the development and introduction of new products and product enhancements, and we could experience delays in the future. Even if new and enhanced products are introduced to the market, we may not be able to achieve market acceptance of them in a timely manner.

In addition, our longstanding relationships with some of our larger customers may also deter other potential customers who compete with these customers from buying our products. To attract new customers or retain existing customers, we may offer certain customers favorable prices on our products. If these prices are lower than the prices paid by our existing customers, we would have to offer the same lower prices to certain of our customers who have contractual “most favored nation” pricing arrangements. In that event, our average selling prices and gross margins would decline. The loss of a key customer, a reduction in sales to any key customer or our inability to attract new significant customers could materially and adversely affect our business, financial condition and results of operations.

If we fail to appropriately scale our operations in response to changes in demand for our existing products and services or to the demand for new products requested by our customers, our business could be materially and adversely affected.

To achieve our business objectives, it may be necessary from time to time for us to expand or contract our operations. For example, we have experienced periods of rapid growth and expansion. Through internal growth and acquisitions, we significantly increased the scope of our operations and expanded our workforce from 1,205 employees, as of January 31, 2003, to 5,541 employees, as of November 1, 2008. Nonetheless, we may not be able to scale our workforce and operations in a sufficiently timely manner to respond effectively to changes in demand for our existing products and services or to the demand for new products requested by our customers. In that event, we may be unable to meet competitive challenges or exploit potential market opportunities, and our current or future business could be materially and adversely affected. Conversely, if we expand our operations and workforce too rapidly in anticipation of increased demand for our products, and such demand does not materialize at the pace at which we expected, the rate of increase in our operating expenses may exceed the rate of increase in our revenue, which would adversely affect our results of operations.

Our past growth has placed, and any future growth is expected to continue to place, a significant strain on our management personnel, systems and resources. To implement our current business and product plans, we will need to continue to expand, train, manage and motivate our workforce. All of these endeavors will require substantial management effort. Although we have implemented an enterprise resource planning system to help us improve our planning and management processes, we anticipate that we will also need to continue to implement and improve a variety of new and upgraded operational and financial systems, as well as additional procedures and other internal management systems. These processes can be time consuming and expensive, increase management responsibilities, and divert management attention. If we are unable to effectively manage our expanding operations, we may be unable to scale our business quickly enough to meet competitive challenges or exploit potential market opportunities, or conversely, we may scale our business too quickly and the rate of increase in our expenses may exceed the rate of increase in our revenue, either of which would materially and adversely affect our current or future business.

Our operations located in the State of Israel may be harmed by adverse political, economic and military conditions affecting Israel.

We have substantial operations, including approximately 21% of our workforce as of November 1, 2008, in Israel. These operations are directly influenced by the political, economic and military conditions affecting Israel. Any potential hostilities involving or within Israel could disrupt these operations. For example, past hostilities between Israel and the Palestinian authority and other groups have caused substantial political unrest, which could lead to a potential economic downturn in Israel. Additionally, the ongoing situation in Iraq could lead to more economic instability and uncertainty in the State of Israel and the Middle East. Also, the interruption or curtailment of trade between Israel and its present trading partners or a significant downturn in the economic or financial condition of Israel could negatively impact the business operations and financial results of our operations in Israel.

We rely on third party distributors and manufacturers’ representatives and the failure of these distributors and manufacturers’ representatives to perform as expected could reduce our future sales.

We sell many of our products to customers through distributors and manufacturers’ representatives. From time to time, we enter into relationships with new distributors and manufacturers’ representatives, and we are unable to predict the extent to which new distributors and manufacturers’ representatives will be successful in marketing and selling our products. Moreover, many of our distributors and manufacturers’ representatives also market and sell competing products. Our distributors and manufacturer’s representatives may terminate their relationships with us at any time. Our future performance will also depend, in part, on our ability to attract additional distributors or manufacturers’ representatives that will be able to market and support our products effectively, especially in markets in which we have not previously distributed our products. If we cannot retain our current distributors or manufacturers’ representatives or recruit additional or replacement distributors or manufacturers’ representatives, our sales and operating results will be harmed. The loss of one or more of our distributors or manufacturers’ representatives could harm our sales and results of operations. We generally realize a higher gross margin on direct sales and from sales through manufacturers’ representatives than on sales through distributors. Accordingly, if our distributors were to account for an increased portion of our net sales, our gross margins may decline.

We are subject to order and shipment uncertainties, and if we are unable to accurately predict customer demand, we may hold excess or obsolete inventory, which would reduce our profit margin, or, conversely, we may have insufficient inventory, which would result in lost revenue opportunities and potentially in loss of market share and damaged customer relationships.

We typically sell products pursuant to purchase orders rather than long-term purchase commitments. Customers can generally cancel or defer purchase orders on short notice without incurring a significant penalty. In the recent past, some of our customers have developed excess inventories of their own products and have, as a consequence, deferred purchase orders for our products. We cannot accurately predict what or how many products our customers will need in the future. Anticipating demand is difficult because our customers face volatile pricing and unpredictable demand for their own products and are increasingly focused more on cash preservation and tighter inventory management. In addition, as an increasing number of our chips are being incorporated into consumer products, we anticipate greater fluctuations in demand for our products, which makes it more difficult to forecast customer demand. We place orders with our suppliers based on forecasts of customer demand and, in some instances, may establish buffer inventories to accommodate anticipated demand. Our forecasts are based on multiple assumptions, each of which may introduce error into our estimates. If we overestimate customer demand, we may allocate resources to manufacturing products that we may not be able to sell when we expect to, if at all. As a result, we would hold excess or obsolete inventory, which would reduce our profit margins and adversely affect our financial results. Conversely, if we underestimate customer demand or if insufficient manufacturing capacity is available, we would forgo revenue opportunities and potentially lose market share and damage our customer relationships. In addition, any future significant cancellations or deferrals of product orders or the return of previously sold products could materially and adversely affect our profit margins, increase product obsolescence and restrict our ability to fund our operations. Furthermore, we generally recognize revenue upon shipment of products to a customer. If a customer refuses to accept shipped products or does not timely pay for these products, we could incur significant charges against our income.

Our future success depends in significant part on strategic relationships with customers. If we cannot maintain these relationships or if these customers develop their own solutions or adopt a competitor’s solutions instead of buying our products, our operating results would be adversely affected.

In the past, we have relied in significant part on our strategic relationships with customers that are technology leaders in our target markets. We intend to pursue and continue to form these strategic relationships in the future but we cannot assure you that we will be able to do so. These relationships often require us to develop new products that may involve significant technological challenges. Our customers frequently place considerable pressure on us to meet their tight development schedules. Accordingly, we may have to devote a substantial amount of our limited resources to our strategic relationships, which could detract from or delay our completion of other important development projects. Delays in the development could impair our relationships with our strategic customers and negatively impact sales of the products under development. Moreover, it is possible that our customers may develop their own solutions or adopt a competitor’s solution for products that they currently buy from us. If that happens, our business, financial condition and results of operations could be materially harmed.

We may experience difficulties in transitioning to smaller geometry process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries and increased expenses.

In order to remain competitive, we expect to continue to transition our semiconductor products to increasingly smaller line width geometries. This transition requires us to modify the manufacturing processes for our products and to redesign some products. We periodically evaluate the benefits, on a product-by-product basis, of migrating to smaller geometry process technologies to reduce our costs. In the past, we have experienced some difficulties in shifting to smaller geometry process technologies or new manufacturing processes, which resulted in reduced manufacturing yields, delays in product deliveries and increased expenses. We may face similar difficulties, delays and expenses as we continue to transition our products to smaller geometry processes. We are dependent on our relationships with our foundry subcontractors to transition to smaller geometry processes successfully. We cannot assure you that the foundries that we use will be able to effectively manage the transition or that we will be able to maintain our existing foundry relationships or develop new ones. If any of our foundry subcontractors or we experience significant delays in this transition or fail to efficiently implement this transition, we could experience reduced manufacturing yields, delays in product deliveries and increased expenses, all of which could harm our relationships with our customers and our results of operations. As smaller geometry processes become more prevalent, we expect to continue to integrate greater levels of functionality, as well as customer and third party intellectual property, into our products. However, we may not be able to achieve higher levels of design integration or deliver new integrated products on a timely basis, if at all. Moreover, even if we are able to achieve higher levels of design integration, such integration may have a short-term adverse impact on our results of operations, as we may reduce our revenue by integrating the functionality of multiple chips into a single chip.

We are subject to the risks of owning real property.

Our U.S. headquarters located in Santa Clara California, our buildings in Singapore, Malaysia, Switzerland and Shanghai, China subject us to the risks of owning real property, which includes:

•	the possibility of environmental contamination and the costs associated with fixing any environmental problems;

•	adverse changes in the value of these properties, due to interest rate changes, changes in the neighborhood in which the property is located, or other factors;

•	the possible need for structural improvements in order to comply with zoning, seismic and other legal or regulatory requirements;

•	the potential disruption of our business and operations arising from or connected with a relocation due to moving to or renovating the facility;

•	increased cash commitments for improvements to the buildings or the property or both;

•	increased operating expenses for the buildings or the property or both;

•	possible disputes with tenants or other third parties related to the buildings or the property or both; and

•

the risk of financial loss in excess of amounts covered by insurance, or uninsured risks, such as the loss caused by damage to the buildings as a result of earthquakes, floods and or other natural disasters.

We depend on key personnel with whom we do not have employment agreements to manage our business, and if we are unable to retain our current personnel and hire additional personnel, our ability to develop and successfully market our products could be harmed.

We believe our future success will depend in large part upon our ability to attract and retain highly skilled managerial, engineering and sales and marketing personnel. The loss of any key employees or the inability to attract or retain qualified personnel, including engineers and sales and marketing personnel could delay the development and introduction of and harm our ability to sell our products. We do not have employment agreements with any of our key technical personnel, and their knowledge of our business and industry would be extremely difficult to replace.

There is currently a shortage of qualified technical personnel with significant experience in the design, development, manufacturing, marketing and sales of integrated circuits. In particular, there is a shortage of engineers who are familiar with the intricacies of the design and manufacture of products based on analog technology, and competition for these engineers is intense. Our key technical personnel represent a significant asset and serve as the source of our technological and product innovations. We may not be successful in attracting and retaining sufficient numbers of technical personnel to support our anticipated growth.

A few of our officers own a large percentage of our voting stock, and two of them, together with another employee, are also significant shareholders and are related by blood or marriage. These factors may allow the officers and directors as a group or the three related employees to greatly influence the election of directors and the approval or disapproval of significant corporate actions.

Dr. Sehat Sutardja, our President and Chief Executive Officer, and Weili Dai, who serves as our Vice President of Sales for Communications and Consumer Business of MSI, are husband and wife, and Dr. Sehat Sutardja and Dr. Pantas Sutardja, our Vice President, Chief Technology Officer and Chief Research and Development Officer, are brothers. Together, these three individuals held approximately 19.0% of our outstanding common shares as of November 1, 2008. As a result, if these individuals act together, they may significantly influence the election of our directors and the approval or disapproval of any significant corporate actions that require shareholder approval. This influence over our affairs might be adverse to the interests of other shareholders. For instance, the voting power of these individuals could have the effect of delaying or preventing an acquisition of us on terms that other shareholders may desire. Furthermore, we have a classified board, which could also further delay or prevent an acquisition, under certain circumstances.

Under Bermuda law, all of our officers, in exercising their powers and discharging their duties, must act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Majority shareholders do not owe fiduciary duties to minority shareholders. As a result, the minority shareholders will not have a direct claim against the majority shareholders in the event the majority shareholders take actions that damage the interests of minority shareholders. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda, except that Bermuda courts would be expected to follow English case law precedent, which would permit a shareholder to bring an action in our name if the directors or officers are alleged to be acting beyond our corporate power, committing illegal acts or violating our Memorandum of Association or Bye-laws. In addition, minority shareholders would be able to challenge a corporate action that allegedly constituted a fraud against them or required the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with the action.

We face foreign business, political and economic risks, which may harm our results of operations, because a majority of our products and our customers’ products are manufactured and sold outside of the United States.

A substantial portion of our business is conducted outside of the United States and, as a result, we are subject to foreign business, political and economic risks. All of our products are manufactured outside of the United States. Our current qualified integrated circuit foundries are located in the same region within Taiwan, and our primary assembly and test subcontractors are located in the Pacific Rim region. In addition, many of our customers are located outside of the United States, primarily in Asia, which further exposes us to foreign risks. Sales to customers located in Asia represented approximately 86% of our net revenue for the nine months ended November 1, 2008, 84% of our net revenue in fiscal 2008 and 89% of our net revenue in fiscal 2007.

We anticipate that our manufacturing, assembly, testing and sales outside of the United States will continue to account for a substantial portion of our operations and revenue in future periods. Accordingly, we are subject to risks associated with international operations, including:

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses;

•	compliance with foreign laws, and laws and practices that favor local companies;

•	difficulties in staffing and managing foreign operations;

•	trade restrictions or higher tariffs;

•	transportation delays;

•	difficulties of managing distributors, especially because we expect to continue to increase our sales through international distributors;

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withholding tax obligations on revenues that we may not be able to offset fully against our U.S. tax obligations, including the further risk that foreign tax authorities may increase tax rates, which could result in increased tax withholdings and penalties;

•	less effective protection of intellectual property than is afforded to us in the United States or other developed countries;

•	political and economic instability, including wars, terrorism, other hostilities and political unrest, boycotts, curtailment of trade and other business restrictions; and

•	inadequate local infrastructure.

Moreover, the international nature of our business subjects us to risk associated with the fluctuation of the U.S. dollar versus foreign currencies. Decreases in the value of the U.S. dollar versus currencies in jurisdictions where we have large fixed costs will increase the cost of such operations, which could harm our results of operations. For example, we have large fixed costs in Israel, which become relatively greater if the U.S. dollar declines in value versus the Israeli shekel. On January 27, 2007, the U.S. dollar - Israeli shekel exchange ratio was 4.25, but on November 1, 2008, this exchange ratio had fallen to 3.77. On the other hand, because substantially all of our sales to date have been denominated in U.S. dollars, increases in the value of the U.S. dollar will increase the price of our products so that they become relatively more expensive to customers in the local currency of a particular country, potentially leading to a reduction in sales and profitability for us in that country. A portion of our international revenue may be denominated in foreign currencies in the future, which will subject us to risks associated with fluctuations in exchange rates for those foreign currencies.

The average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our revenues and profit margin.

The products we develop and sell are used for high volume applications. As a result, the prices of those products have historically decreased rapidly. We may not be able to maintain or improve the gross margins and our gross profits and financial results will suffer if we are unable to offset any reductions in our average selling prices by increasing our efficiency through increasing sales volumes, reducing our costs, or developing new or enhanced products on a timely basis with higher selling prices or profit margin.

Additionally, because we do not operate our own manufacturing, assembly or testing facilities, we may not be able to reduce our costs as rapidly as companies that operate their own facilities, and our costs may even increase, which could also reduce our margins. In the past, we have reduced the average selling prices of our products in anticipation of future competitive pricing pressures, new product introductions by us or our competitors and other factors. We expect that we will have to do so again in the future.

We have a lengthy and expensive product sales cycle that does not assure product sales, and that if unsuccessful, may harm our results of operations.

The sales cycle for many of our products is long and requires us to invest significant resources with each potential customer without any assurance of sales to that customer. Our sales cycle typically begins with an extended evaluation and test period, also known as qualification, during which our products undergo rigorous reliability testing by our customers.

Qualification is typically followed by an extended development period by our customers and an additional three to nine month period before a customer commences volume production of equipment incorporating our products. This lengthy sales cycle creates the risk that our customers will decide to cancel or change product plans for products incorporating our integrated circuits. During our sales cycle, our engineers assist customers in implementing our products into the customers’ products. We incur significant research and development, selling and marketing, general and administrative expenses as part of this process, and this process may never generate related revenues. We derive revenue from this process only if our design is selected. Once a customer selects a particular integrated circuit for use in its storage product, the customer generally uses solely that integrated circuit for a full generation of its product. Therefore, if we do not achieve a design win for a product, we will be unable to sell our integrated circuit to a customer until that customer develops a new product or a new generation of its product. Even if we achieve a design win with a customer, the customer may not ultimately ship products incorporating our products or may cancel orders after we have achieved a sale. In addition, we will have to begin the qualification process again when a customer develops a new generation of a product for which we were the successful supplier for the prior generation.

Our typical customer contract does not obligate the customer to any minimum purchase commitment. We may build inventory in anticipation of receiving customer orders, but if such customer demand does not develop as we anticipate, it may become necessary for us to write-off such inventory. Also, during the final production of a mature product, our customers typically exhaust their existing inventory of our integrated circuits. Consequently, orders for our products may decline in those circumstances, even if our products are incorporated into both our customers’ mature and replacement products. A delay in a customer’s transition to commercial production of a replacement product may cause the customer to lose sales, which would delay our ability to recover the lost sales from the discontinued mature product. In addition, customers may defer orders in anticipation of new products or product enhancements from our competitors or us.

We must keep pace with rapid technological change and evolving industry standards in the semiconductor industry to remain competitive.

Our future success will depend on our ability to anticipate and adapt to changes in technology and industry standards and our customers’ changing demands. We sell products in markets that are characterized by rapid technological change, evolving industry standards, frequent new product introductions, short product life cycles and increasing demand for higher levels of integration and smaller process geometries. Our past sales and profitability have resulted, to a large extent, from our ability to anticipate changes in technology and industry standards and to develop and introduce new and enhanced products incorporating the new standards and technologies. Our ability to adapt to these changes and to anticipate future standards, and the rate of adoption and acceptance of those standards, will be a significant factor in maintaining or improving our competitive position and prospects for growth. If new industry standards emerge, our products or our customers’ products could become unmarketable or obsolete, and we could lose market share. We may also have to incur substantial unanticipated costs to comply with these new standards. In addition, our target markets continue to undergo rapid growth and consolidation. A significant slowdown in any of these markets could materially and adversely affect our business, financial condition and results of operations. Our success will also depend on the ability of our customers to develop new products and enhance existing products for the markets we serve and to introduce and promote those products successfully.

We may be unable to protect our intellectual property, which would negatively affect our ability to compete.

We believe one of our key competitive advantages results from our collection of proprietary technologies that we have developed since our inception. If we fail to protect these intellectual property rights, competitors could sell products based on technology that we have developed that could harm our competitive position and decrease our revenues. We believe that the protection of our intellectual property rights is and will continue to be important to the success of our business. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect our proprietary technologies. We also enter into confidentiality or license agreements with our employees, consultants and business partners, and control access to and distribution of our documentation and other proprietary information. We have been issued several U.S. and foreign patents and have a number of pending U.S. and foreign patent applications. However, a patent may not be issued as a result of any applications or, if issued, claims allowed may not be sufficiently broad to protect our technology. In addition, it is possible that existing or future patents may be challenged, invalidated or circumvented. Despite our efforts, unauthorized parties may attempt to copy or otherwise obtain and use our products or proprietary technology. Monitoring unauthorized use of our technology is difficult, and the steps that we have taken may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If our patents do not adequately protect our technology, our competitors may be able to offer products similar to ours.

We may become involved with costly and lengthy litigation, which could subject us to liability, require us to obtain or renew licenses or stop selling our products or force us to redesign our products.

Litigation involving patents and other intellectual property is widespread in the high-technology industry and is particularly prevalent in the integrated circuit industry, where a number of companies and other entities aggressively bring numerous infringement claims to assert their patent portfolios. From time to time our subsidiaries and customers receive, and may continue to receive in the future, notices that allege claims of infringement, misappropriation or misuse of the intellectual property rights of third parties. For example, in recent years, multiple claims have been made against our subsidiaries and our customers related to standards-based technologies such as wireless local area networking. In addition, we have certain patent licenses with third parties that are up for renewal in calendar year 2009, and if we cannot successfully renew these licenses, our subsidiaries and customers could face claims of infringement. These claims could result in litigation and/or claims for indemnification, which, in turn, could subject us to significant liability for damages, attorneys fees and costs. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling, offering for sale, making, having made or exporting products or using technology that contains the allegedly infringing intellectual property;

•	limit or restrict the type of work that employees involved in such litigation may perform for us;

•	pay substantial damages and/or license fees and/or royalties to the party claiming infringement that could adversely impact our liquidity or operating results;

•	attempt to obtain or renew licenses to the relevant intellectual property, which licenses may not be available on reasonable terms or at all; and

•	attempt to redesign those products that contain the allegedly infringing intellectual property.

For example, three of our subsidiaries filed an action in Texas against Australia’s Commonwealth Scientific and Industrial Research Organisation (“CSIRO”) seeking a declaratory judgment that CSIRO’s patent is invalid and unenforceable and that our subsidiary does not infringe the CSIRO patent. Furthermore, one of our subsidiaries is a named defendant in a patent infringement lawsuit, also in Texas, filed by Wi-Lan, a Canadian company, which likewise alleges that its asserted patents are infringed. We believe that our subsidiaries do not infringe any of the asserted Fujitsu, CSIRO or Wi-Lan patents, and we will vigorously defend ourselves in these matters.

We and/or our subsidiaries are also parties to other claims and litigation proceedings arising in the normal course of business. The impact on us as a result of such claims and litigation cannot currently be ascertained. Any litigation, regardless of the outcome, is time-consuming and expensive to resolve and can divert management time and attention. There can be no assurance that these matters will be resolved in a manner that is not adverse to our business, financial condition, results of operations or cash flows.

Our intellectual property indemnification practices may adversely impact our business.

Some of our contracts require our subsidiaries to indemnify customers under certain circumstances for various costs and damages of intellectual property infringement. This practice may subject our subsidiaries to significant indemnification claims by our customers or others for the payment of legal expenses and damages should a court find infringement. In the past, our subsidiaries have received notice from customers informing them that they have received allegations from certain patent holders that the inclusion of our chipsets into our customer’s products requires the payment of patent license fees. We cannot assure you that such claims will not be pursued or that these claims, if pursued, would not harm our business. For example, customers have requested our subsidiaries to indemnify them in connection with a patent infringement lawsuits filed in Texas by CSIRO. Similarly, certain customers have asked one of our subsidiaries to indemnify them in connection with patent infringement lawsuits filed in Texas by Wi-Lan.

We are incorporated in Bermuda, and, as a result, it may not be possible for our shareholders to enforce civil liability provisions of the securities laws of the United States.

We are organized under the laws of Bermuda. As a result, it may not be possible for our shareholders to effect service of process within the United States upon us, or to enforce against us in United States courts judgments based on the civil liability provisions of the securities laws of the United States. Most of our executive officers and directors are residents of the United States. However, there is significant doubt as to whether the courts of Bermuda would recognize or enforce judgments of United States courts obtained against us or our directors or officers based on the civil liability provisions of the securities laws of the United States or any state or hear actions brought in Bermuda against us or those persons based on those laws. The United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not be automatically enforceable in Bermuda.

Our Bye-laws contain a waiver of claims or rights of action by our shareholders against our officers and directors, which will severely limit our shareholders’ right to assert a claim against our officers and directors under Bermuda law.

Our Bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers and directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties with or for us, other than with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver will limit the rights of our shareholders to assert claims against our officers and directors unless the act complained of involves actual fraud or dishonesty. Thus, so long as acts of business judgment do not involve actual fraud or dishonesty, they will not be subject to shareholder claims under Bermuda law. For example, shareholders will not have claims against officers and directors for a breach of trust, unless the breach rises to the level of actual fraud or dishonesty.

Tax benefits we receive may be terminated or reduced in the future, which would increase our costs.

Under current Bermuda law, we are not subject to tax on our income and capital gains. We have obtained from the Minister of Finance of Bermuda under the Exempt Undertakings Tax Protection Act 1966, as amended, an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on income and capital gains, those taxes should not apply to us until March 28, 2016. However, it is possible that this exemption would not be extended beyond that date.

The Economic Development Board of Singapore granted Pioneer Status to our wholly-owned subsidiary in Singapore in July 1999. Initially, this tax exemption was to expire after 10 years, but the Economic Development Board in June 2006 agreed to extend the term to 15 years. As a result, we anticipate that a significant portion of the income we earn in Singapore during this period will be exempt from the Singapore income tax. We are required to meet several requirements as to investment, headcount and activities in Singapore to retain this status. If our Pioneer Status is terminated early, our financial results could be harmed.

The Israeli government has granted Approved Enterprise Status to two of our wholly-owned subsidiaries in Israel, which provides a tax holiday on undistributed income derived from operations within certain “development regions” in Israel. In order to maintain our qualification, we must continue to meet specified conditions, including the making of investments in fixed assets in Israel. As our tax holidays expire, we expect that we will start paying income tax on our operations within these development regions.

During fiscal 2007, our Switzerland subsidiary received from both the Swiss Federal Department of Economy and the Vaud Cantonal Tax Administration a ten-year tax holiday on a design and research centre and any wafer supply trading activity revenues earned in Switzerland. Each jurisdiction has separate requirements that need to be met such as the ten-year business requirement and investment in head count, intellectual property, office equipment, software and other expense items. If the requirements are not met, there would be tax dollars to be paid that may affect our financial condition and results of operations.

Our Bye-laws contain provisions that could delay or prevent a change in corporate control, even if the change in corporate control would benefit our shareholders.

Our Bye-laws contain change in corporate control provisions, which include:

•	authorizing the issuance of preferred stock without shareholder approval;

•	providing for a classified board of directors with staggered, three-year terms; and

•	requiring a vote of two-thirds of the outstanding shares to approve any change of corporate control.

These changes in corporate control provisions could make it more difficult for a third party to acquire us, even if doing so would be a benefit to our shareholders.

THE OFFER

1. Eligibility.

You are an “eligible employee” if you are an employee or consultant of Marvell (which, for purposes of this offer, includes all subsidiaries and affiliates) and you continue to provide services to Marvell or a successor entity through the date on which the exchanged options are cancelled. However, our named executive officers and the members of our board of directors are not eligible to participate in the offer. Our named executive officers and directors are listed on Schedule A to this Offer to Exchange.

To receive a grant of restricted stock units, you must remain a service provider of Marvell or a successor entity through the restricted stock unit grant date, which will be the same U.S. business day as the cancellation date. If you do not continue to provide services to Marvell or a successor entity through the restricted stock unit grant date, you will keep your current eligible options and they will vest and expire in accordance with their terms. If we do not extend the offer, the restricted stock unit grant date will be January 23, 2009.

Except as provided by applicable law and/or any employment agreement between you and Marvell, your employment with Marvell will remain “at-will” and can be terminated by you or Marvell at any time, with or without cause or notice. In order to vest in your restricted stock units and receive the shares subject to the restricted stock units, you generally must continue to provide services to us through each relevant vesting date. If you stop providing service to us (other than due to your death or disability; see Section 9 for details) before your restricted stock units vest, your restricted stock units will expire unvested and you will not be issued any shares of common shares pursuant to your restricted stock unit.

2. Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange only options that meet all of the following criteria: (i) are granted with an exercise price of at least $12.00 per share; (ii) are held by eligible employees; (iii) are outstanding and unexercised as of the expiration date of the offer; (iv) are properly elected to be exchanged; and (v) are not validly withdrawn, before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange. An option will not be eligible for exchange (and any election with regard to such option will be disregarded), if, on the cancellation date, the exercise price of the option is less than the fair market value of our common shares.

Participation in this offer is completely voluntary. You may decide which of your eligible options you wish to exchange. If you hold more than one eligible option, however, you may choose to exchange one or more of such eligible options without having to exchange all of your eligible options. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. Except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of eligible option grants. However, if you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such eligible option grant.

For example (and except as otherwise described below), if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or only two of the three eligible option grants, or only one of the three grants, or none at all. You may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant).

However, this rule will not apply to the portion of any eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an employee of Marvell. Any such portion of an eligible option grant may not be exchanged in this offer (even if title to that portion of the eligible option grant is held by an eligible employee). The portion beneficially owned by the eligible employee may be tendered in the offer if eligible; such portion must be tendered for all remaining outstanding shares. For instance, if the eligible option grant to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the eligible option grant that you beneficially own covering the outstanding 1,500 shares.

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted restricted stock units as follows:

Per Share Exercise Price of Eligible Option	Restricted Stock Units for Exchanged Options

$0.00 - $11.99	Not eligible.

$12.00 - $18.00	One (1) restricted stock unit for every six point five five (6.55) exchanged options.

$18.01 - $25.00	One (1) restricted stock unit for every eight point four (8.40) exchanged options.

$25.01 and higher	One (1) restricted stock unit for every thirteen point two (13.20) exchanged options.

For purposes of this offer, including the exchange ratios, the term “option” refers to an option to purchase one (1) common share of Marvell. For purposes of applying the exchange ratios, fractional restricted stock units will be rounded up to the nearest whole restricted stock unit on a grant-by-grant basis.

The exchange ratios apply to each of your eligible options separately. This means that the various options that you have received may be subject to different exchange ratios.

Notwithstanding the exchange ratio described above, if, with respect to any particular eligible option grant, the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, then you will not receive restricted stock units with respect to the exchange, but will instead receive a fully vested cash payment equal to the fair market value of such restricted stock units as of the restricted stock unit grant date (less applicable tax withholding). The fair market value of such restricted stock units will be calculated by multiplying the closing price of a common share on the restricted stock unit grant date by the number of restricted stock units that you would otherwise be entitled to receive. We will make such cash payment to you promptly following the restricted stock unit grant date. The payment will be made through payroll.

Example 1

If you exchange an eligible option covering 2,000 shares with an exercise price per share of $12.00, you will receive 306 restricted stock units, based on a exchange ratio of one (1) restricted stock unit for every six point five five (6.55) exchanged options.

Example 2

If you exchange an eligible option covering 2,000 shares with an exercise price per share of $20.00, you will receive 239 restricted stock units, based on a exchange ratio of one (1) restricted stock unit for every eight point four (8.40) exchanged options.

Example 3

If you exchange an eligible option covering 3,000 shares with an exercise price per share of $30.00, you will receive 228 restricted stock units, based on a exchange ratio of one (1) restricted stock unit for every thirteen point two (13.20) exchanged options.

Example 4

If you exchange an eligible option covering 1,000 shares with an exercise price per share of $20.00, you would be entitled to receive 120 restricted stock units, based on a exchange ratio of one (1) restricted stock unit for every eight point four (8.40) exchanged options. However, because the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, you will not receive restricted stock units with respect to the exchange, but will instead receive a cash payment equal to the fair market value of such restricted stock units as of the restricted stock unit grant date (less applicable tax withholding). If the closing price of a common share is $6.50 at the restricted stock unit grant date, you will receive a cash payment of $780.00 (less applicable tax withholding), which equals to the fair market value of each restricted stock unit ($6.50 per share) multiplied by the number of restricted stock units you would otherwise be entitled to receive (120).

All restricted stock units will be subject to the terms of the stock unit agreement between you and Marvell, including any country-specific appendix thereto, and the Plan. The current form of stock unit agreement (including the country-specific appendix) under the Plan is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov.

The expiration date for this offer will be 6:00 p.m. Pacific Time, on January 23, 2009 unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3. Purposes of the offer.

The primary purpose of this offer is to restore the retention and incentive benefits of our equity awards. We believe this offer will foster retention of our valuable employees and better align the interests of our employees and shareholders to maximize shareholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. We and other technology companies have been impacted by the downturn in the semiconductor market, as well as other macro-economic factors. As a result of these factors, some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” The restricted stock units may have greater employee retention value than the exchanged options and therefore benefit Marvell in its efforts to retain valuable employees.

The offer also will have the added benefit of reducing the overhang represented by the outstanding eligible options. Further, the exchange program will help to remedy the fact that we are obligated to recognize compensation expense for the underwater options, even though they are not providing their intended incentive and retention benefits, which we feel is not an efficient use of our resources.

Since the offer is structured to replace underwater options with restricted stock units of similar or lesser value, we expect to recognize little additional compensation expense. The only compensation expense we may incur would result from (i) the effect of the varying exchange ratio bands we have developed for the program, which may result in a modest amount of compensation expense in connection with the exchange of certain options and (ii) fluctuations in our stock price between the time the exchange ratios were set, shortly before the exchange program began, and when the exchange actually occurs on the expiration date, which we expect to be immaterial. As a result, the exchange program will allow us to realize real incentive and retention benefits from the restricted stock units issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Marvell;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common shares being delisted from the Nasdaq Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our bye-laws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, from time to time, Marvell evaluates acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, Marvell makes changes in the composition and structure of its board of directors and/or management. Marvell expects that it will continue to make changes in this regard.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4. Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. If you choose to participate in this offer, you must do the following before 6:00 p.m. Pacific Time, on the expiration date, currently expected to be January 23, 2009:

1.	Use your Windows login name, Windows login password and employee identification number to access Marvell’s offer website at the Internet address: https://tenderoffer.marvell.com; and

2.	Properly complete and submit the election form via Marvell’s offer website before 6:00 p.m. Pacific Time, on January 23, 2009, by:

A.	Selecting the “Yes, I wish to participate” box and then selecting the “Select all” box or the appropriate box(es) next to each eligible option grant you elect to tender;

B.	Reading the election form terms and conditions and selecting the “I acknowledge and agree to the terms and conditions of the offer; and

C.	Selecting the “Submit” button at the bottom of the election form.

Alternatively, you may submit your election form via fax if you do not have access to the Mavell offer website by doing the following:

1.	Properly complete, date and sign the election form; and

2.	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form.

Marvell Stock Administration must receive either (i) your properly submitted election form through Marvell’s offer website or (ii) your properly completed and signed election form by fax before the expiration date. The expiration date will be 6:00 p.m. Pacific Time, on January 23, 2009 unless we extend the offer.

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to https://tenderoffer.marvell.com or the option converter included with your offer materials, which lists your outstanding option grants, the grant date of your options, the exercise price of your options and the number of outstanding shares subject to your outstanding option grants.

Your election to participate becomes irrevocable after 6:00 p.m. Pacific Time, on January 23, 2009 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 6:00 p.m. Pacific Time, on February 13, 2009, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

You also may change your mind about which of your eligible options you wish to have exchanged. If you wish to add additional eligible options to your election, you must complete and submit a new election form before the expiration date by following the procedures described above. Any prior election form will be disregarded. If, instead, you wish to withdraw some or all of the eligible options you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5.

The delivery of all documents, including election forms, is at your own risk. Marvell intends to confirm the receipt of your election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your election form, because we cannot guarantee that you will receive a confirmation. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@marvell.com. Only election forms that are complete and actually received by Marvell by the deadline will be accepted. Election forms may be submitted only via Marvell’s offer website or by fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be January 23, 2009.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible option grants. Eligible employees and other option holders may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties. We reserve the right to reject any election form or any eligible option grants elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible option grants that are not validly withdrawn, subject to the terms of the offer. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered eligible option grants. No tender of eligible option grants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible option grants or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election forms, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Marvell and you upon the terms and subject to the conditions of this offer.

5. Withdrawal rights and change of election.

You may withdraw some or all of the options that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw some or all of the options that you previously elected to exchange at any time before the expiration date, which is expected to be 6:00 p.m. Pacific Time, on January 23, 2009. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 6:00 p.m. Pacific Time, on February 13, 2009, you may withdraw your options at any time thereafter.

To withdraw your election with respect to all of your eligible options, you must do one of the following before the expiration date:

1.	Use your Windows login name, Windows login password and employee identification number to access Marvell’s offer website at the Internet address: https://tenderoffer.marvell.com;

2.	Properly complete and submit the election form via Marvell’s offer website before 6:00 p.m. Pacific Time, on January 23, 2009, by:

A.	(1) Selecting the “Yes, I wish to participate” box and then selecting the “Select all” box or the appropriate box(es) next to each eligible option grant you elect to tender or (2) the “I do NOT wish to participate” box;

B.	Reading the election form terms and conditions and selecting the “I acknowledge and agree to the terms and conditions of this offer”; and

C.	Select the “Submit” button at the bottom of the election form.

Alternatively, you may submit a new election form via fax if you do not have access to the Marvell offer website by doing the following:

1.	Properly complete, date and sign the election form; and

2.	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

If you withdraw some or all of your eligible option grants, you may elect to exchange the withdrawn eligible option grants again at any time before the expiration date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible option grants before the expiration date. To re-elect to exchange some or all of your eligible option grants, you must submit a new election form to Marvell before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed and submitted and must list all eligible option grants you wish to exchange. Any prior election form will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of new election forms. Eligible employees and other option holders may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties.

The delivery of all documents, including any election forms, is at your own risk. Marvell intends to confirm the receipt of any election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your election form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@marvell.com. Only election forms that are properly completed and actually received by Marvell by the deadline will be accepted. Election forms may be submitted only via Marvell’s offer website or by fax. Election forms submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

6. Acceptance of options for exchange, issuance of restricted stock units and payment of cash.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible option grants properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be January 23, 2009.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

We will grant restricted stock units on the same U.S. calendar day on which we cancel the exchanged options (the “restricted stock unit grant date”). Although the grant will occur on the same day on which the offer expires, the grant will occur later in the day following the expiration of the offer. We expect the restricted stock unit grant date to be January 23, 2009. Please note that it may take up to a full week (5 business days) from the expiration of the offer for the grant of restricted stock units to be reflected in your online brokerage account. If your account does not appear to have been updated for the restricted stock units within a week following the restricted stock unit grant date, please contact Marvell Stock Administration at stockadmin@marvell.com.

All restricted stock units will be granted under the Plan, and will be subject to a stock unit agreement between you and Marvell, including any country-specific appendix thereto. The number of restricted stock units you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. You will receive your restricted stock unit agreement in the following weeks after the expiration of the offer. You will receive the shares subject to the restricted stock units when and if your restricted stock units vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

If you are eligible to receive cash, we will make the payment to you promptly following the expiration of the offer. The payment will be made through payroll.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7. Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•	Any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States;

•	The declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•

Any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•

In our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 15% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index from the date of commencement of the offer;

•

The commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer;

•	If any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•	A written threat, instituted or pending action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•

A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common shares, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common shares, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common shares constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding common shares that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	The closing price of our common shares on the Nasdaq Global Select shall have exceeded $9.00 per share; or

•

Any rules or regulations by any governmental authority, Nasdaq, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Marvell.

If any of the above events occur, we may:

•	Terminate the offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. In connection with the events described in this Section 7, eligible employees and other option holders may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties.

8. Price range of shares underlying the options.

The Marvell common shares that underlie your options are traded on the Nasdaq Global Select Market under the symbol “MRVL.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common shares as reported by the Nasdaq Global Select Market.

	High	Low
Fiscal Year Ended January 31, 2009
4th Quarter (through December 15, 2008)	$7.69	$4.48
3rd Quarter	$16.63	$5.61
2nd Quarter	$18.31	$12.79
1st Quarter	$13.69	$10.02

Fiscal Year Ended February 2, 2008
4th Quarter	$18.84	$9.77
3rd Quarter	$19.08	$15.27
2nd Quarter	$20.04	$15.25
1st Quarter	$21.20	$16.04

On December 15, 2008, the last reported sale price of our common shares, as reported by the Nasdaq Global Select Market was $6.64 per share.

You should evaluate current market quotes for our common shares, among other factors, before deciding whether or not to accept this offer.

9. Source and amount of consideration; terms of restricted stock units.

Consideration.

We will issue restricted stock units in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Restricted stock units are equity awards under which Marvell promises to issue common shares in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive restricted stock units based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Fractional restricted stock units will be rounded up to the nearest whole restricted stock unit on a grant-by-grant basis. You do not have to make any cash payment to Marvell to receive your restricted stock units or the common shares upon vesting. If, with respect to any particular option grant, the number of the restricted stock units that you would otherwise be entitled to receive is equal to or less than 150, then you will not receive restricted stock units with respect to the exchange, but will instead receive a fully vested cash payment equal to the fair market value of such restricted stock units as of the restricted stock unit grant date (less applicable tax withholding). The fair market value of such restricted stock units will be calculated by multiplying the closing price of a common share on the restricted stock unit grant date by the number of restricted stock units that you would otherwise be entitled to receive. We will make such cash payment to you promptly following the restricted stock unit grant date. The payment will be made through payroll.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 48,815,788 shares subject to the terms and conditions of this offer, we will grant restricted stock units covering a total of approximately 5,559,190 common shares of Marvell, or less than 1% of the total common shares of Marvell outstanding as of December 15, 2008.

General terms of restricted stock units.

Restricted stock units will be granted under the Plan, and subject to a stock unit agreement between you and Marvell, including any country-specific appendix thereto. Restricted stock units are a different type of equity award than stock options and therefore, the terms and conditions of the restricted stock units will vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. The current form of stock unit agreement under the Plan is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. However, you should note that the vesting schedule of your restricted stock units will differ from your exchanged option, as described below.

The following description summarizes the material terms of the Plan. Our statements in this Offer to Exchange concerning the Plan and the restricted stock units are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan and the form of stock unit agreement (including the country-specific appendix) under the plan, which are available on the SEC website at www.sec.gov. Please contact Marvell Stock Administration or go on the stock administration self service site on the intranet to receive a copy of the Plan, and the form of stock unit agreement. We will promptly furnish to you copies of these documents upon request at our expense.

Equity Award Plan.

The Plan permits the granting of options, stock awards, stock unit awards, stock appreciation rights, and performance awards. As of December 15, 2008, the number of common shares subject to options currently outstanding under the Plan was 103,274,391 shares. The maximum number of common shares reserved for issuance under the Plan will be reduced by one (1) share for every one (1) restricted stock unit granted and by one (1) share for every one (1) option granted. The Plan is administered by our board of directors or a committee appointed by our board of directors, which we refer to as the “Administrator.” Subject to the other provisions of the Plan, the Administrator has the power to determine the terms, conditions and restrictions of the restricted stock units granted, including the number of restricted stock units and the vesting criteria.

Purchase price.

The purchase price, if any, of a restricted stock unit granted under the Plan generally is determined by the Administrator. For purposes of this offer, the purchase price of a restricted stock unit will be the par value of our common shares, which is equal to $0.002 per share; and the par value will be deemed paid by your past services rendered to Marvell. As a result, you do not have to make any cash payment to Marvell to receive your restricted stock units or the common shares upon vesting.

Vesting.

Each restricted stock unit will represent a right to receive one common share of Marvell on a specified future date but only if the restricted stock unit vests. Vesting will occur only if you remain an employee of Marvell through each relevant vesting date:

•

The vesting schedule of the restricted stock units will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible option that the restricted stock units replace and the formulas described below.

•

None of the restricted stock units will be vested on the restricted stock unit grant date (unless you are an eligible employee in Canada or the Netherlands and vesting of a portion of your new restricted stock units is necessary to cover tax liability at grant or upon exchange, as discussed below).

•	If 75% or greater of an exchanged option would have vested as of February 1, 2009 assuming the option holder continued to provide service through such date, the restricted stock units subject to the restricted stock unit grant applicable to such exchanged option will vest in two equal installments at the first and second anniversary of the restricted stock unit grant date.

•

If less than 75% of an exchanged option would have vested as of February 1, 2009 assuming the option holder continued to provide service through such date, the restricted stock units subject to the restricted stock unit grant applicable to such exchanged option will vest in three equal installments at the first, second and third anniversary of the restricted stock unit grant date.

•

For purposes of determining whether an exchanged option is 75% or greater vested, if an exchanged option was granted subject to four year cliff vesting (such that 100% of such exchanged option would vest on the fourth anniversary of its vesting commencement date) and more than three years shall have elapsed from its vesting commencement date as of February 1, 2009, then such exchanged option shall be deemed to be 75% or greater vested on the cancellation date.

•	The annual vesting date will be the anniversary of the restricted stock unit grant date.

•	Cash payments made in lieu of restricted stock units will be fully vested on the restricted stock unit grant date.

•

Eligible employees in Canada will have a portion of their new restricted stock units with a value sufficient to cover their tax liability on that date vested on the restricted stock unit grant date. The same will apply for employees in the Netherlands, to the extent that they are subject to tax upon the exchange of eligible options for restricted stock units, which will be the case if the eligible options are vested at the time of the exchange. In each case, the remaining portion of the restricted stock units will vest on the same schedule noted above. See Schedules D, K and P for details.

We expect the restricted stock unit grant date will be January 23, 2009. Vesting of your restricted stock units is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with Marvell or one of its subsidiaries through that vesting date. If you stop providing services to us before your restricted stock units vest, your restricted stock units will expire unvested and you will not be issued any common shares pursuant to your restricted stock unit. (See Section 1)

•	After the restricted stock units vest, continued provision of services to us is not required to retain the common shares issued under the restricted stock units.

•

We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding up to the nearest whole number of restricted stock units that will vest on the first vesting date and rounding down on the following vesting date.

Example 1:

Assume that an eligible employee elects to exchange an eligible option covering 2,100 shares with an exercise price of $12.00 per share and the following vesting schedule:

Vesting Schedule
525 shares vested on March 15, 2005
525 shares are scheduled to vest on March 15, 2006
525 shares are scheduled to vest on March 15, 2007
525 shares are scheduled to vest on March 15, 2008

Assume that on January 23, 2009 (the anticipated expiration date of the offering), the eligible employee surrenders the option and, in accordance with the exchange ratios listed above, receives 321 restricted stock units. Subject to the eligible employee continuing to provide services to us through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule
0 shares will be vested as of January 23, 2009
161 shares will be scheduled to vest on January 23, 2010
160 shares will be scheduled to vest on January 23, 2011

The eligible option would have vested at least 75% as of February 1, 2009 in this example. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be scheduled to vest in two equal annual installments such that 50% of the restricted stock units vest on the first anniversary of the restricted stock unit grant date and the remaining 50% vest on the second anniversary of the restricted stock unit grant date, subject to the eligible employee continuing to provide services to us through each such respective vesting date. However, since no vesting may occur in a fraction of a share, on the first anniversary of the grant date, 50% of the share is rounded up so that 161 shares will vest (321 shares / 2 years = 160 1/2 shares per year) and on the second anniversary of the grant date, 160 shares will vest.

Example 2:

Assume that an eligible employee elects to exchange an eligible option covering 2,000 shares with an exercise price of $20.00 per share and the following vesting schedule:

Vesting Schedule
500 shares vested on March 15, 2008
500 shares are scheduled to vest on March 15, 2009
500 shares are scheduled to vest on March 15, 2010
500 shares are scheduled to vest on March 15, 2011

Assume that on January 23, 2009, the eligible employee surrenders the option and, in accordance with the exchange ratios listed above, receives 239 restricted stock units. Subject to the eligible employee continuing to provide services to us through each such relevant date, the vesting schedule of the restricted stock units will be as follows:

Vesting Schedule
0 shares will be vested as of January 23, 2009
80 shares will be scheduled to vest on January 23, 2010
80 shares will be scheduled to vest on January 23, 2011
79 shares will be scheduled to vest on January 23, 2012

The eligible option would have vested less than 75% as of February 1, 2009 in this example. None of the restricted stock units will be vested on the date of grant. The restricted stock units will be scheduled to vest in three equal annual installments such that 33.3% of the restricted stock units vest on each anniversary of the restricted stock unit grant date for three years, subject to the eligible employee continuing to provide services to us through each such respective vesting date. However, since no vesting may occur in a fraction of a share, on the first anniversary of the grant date, a two-thirds share is rounded up so that 80 shares will vest on the first and second anniversary of the grant date (239 shares / 3 years = 79 2/3 shares per year) and on the third anniversary of the grant date, respectively, 79 shares will vest.

Restricted stock units that do not vest will be forfeited to Marvell at no cost to Marvell.

Form of payout.

Restricted stock units granted under this offer and subsequently earned by a recipient will be paid out in common shares of Marvell. We will satisfy all tax withholding obligations in the manner specified in your stock unit agreement.

Adjustments upon certain events.

Events Occurring Before the Restricted Stock Unit Grant Date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the applicable plan and option agreement under which they were granted. Further, if Marvell is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no restricted stock units in exchange for them. If Marvell is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new restricted stock units, including any adjustments to the purchase price and number of shares that will be subject to the restricted stock units. Under such circumstances, the type of security and the number of shares covered by your restricted stock unit would be adjusted based on the consideration per share given to holders of our common shares in connection with the acquisition. Because of this adjustment, you may receive restricted stock units covering more or fewer shares of the acquiror’s common shares than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the restricted stock units if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common shares resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the restricted stock unit grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any restricted stock units or other benefit for your tendered options.

Events Occurring After the Restricted Stock Unit Grant Date. In the event of any change resulting from stock split, reverse stock split, stock dividend, combination or reclassification of our common shares, or any other change in the number of issued common shares of Marvell effected without receipt of consideration by us, the Administrator shall proportionately adjust the number of common shares subject to an outstanding option under the Plan, as well as the number of common shares that have been authorized for issuance in the Plan but as to which no options have been granted.

In the event of a transaction described in the Plan, such as a merger, consolidation, sale of all or substantially all of our assets or our liquidation or dissolution, the Administrator, may in its discretion determine the effect that such a transaction may have upon each outstanding option granted under the Plan. The Administrator may determine that upon such a transaction, an outstanding option granted under the Plan: (i) shall become fully vested and exercisable either for a limited period following such a transaction or for the remainder of the term of such option; (ii) shall terminate upon or after such a transaction; (iii) shall be cancelled in exchange for cash in the amount of the excess of the fair market value of the shares subject to such option over the applicable exercise price upon termination; or (iv) shall be treated as provided under a combination of the above, or shall be so treated only of not adequately assumed or substituted for by a surviving or successor person or entity in such a transaction.

Transferability of restricted stock units.

Restricted stock units generally may not be transferred, other than by will or the laws of descent and distribution, unless the Administrator indicates otherwise in your stock unit agreement. In the event of your death, any person who acquires the restricted stock units by bequest or inheritance may be issued the shares subject to the restricted stock units.

Registration and sale of shares underlying restricted stock units.

All of our common shares issuable upon the vesting of the restricted stock units have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Marvell for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your restricted stock units free of any transfer restrictions under applicable U.S. securities laws. Employees residing in certain countries outside of the U.S., including China, India and Korea, may be required to repatriate the proceeds of the sale of shares to their country of residence. Please see Schedules E, J, and N for additional details.

Federal income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the federal income tax consequences of the restricted stock units and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

Federal income tax consequences in multiple jurisdictions.

If you are a citizen or tax resident of the United States, and are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. Certain eligible employees may be subject to the tax laws in the United States and to the tax laws in other jurisdictions. If you are subject to the tax laws in other jurisdictions, please see the description of the personal tax consequences under the tax laws of such jurisdiction, which is included in Schedules C through T to this Offer to Exchange. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

10. Information concerning Marvell.

The principal executive offices of Marvell Semiconductor, Inc., our U.S. subsidiary, are located at 5488 Marvell Lane Santa Clara, CA 95054, and our telephone number is (408) 222-2500. Questions regarding this offer should be directed to:

Marvell Stock Administration

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Phone: 408-222-8436

E-mail: stockadmin@marvell.com

You may also submit a question through Marvell’s offer website by clicking on the “Ask a Question” link once you have properly logged on to the website.

We are a leading global semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits. Our diverse product portfolio includes switching, transceiver, wireless, PC connectivity, gateways, communications controller and storage and power management solutions that serve diverse applications used in business enterprises, consumer electronics and emerging markets. We are a fabless integrated circuit company, which means that we rely on independent, third-party contractors to perform manufacturing, assembly and test functions. This approach allows us to focus on designing, developing and marketing our products and significantly reduces the amount of capital we need to invest in manufacturing products. We offer our customers a wide range of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits. Our products can be utilized in a wide array of enterprise applications including hard disk drives, high-speed networking equipment, PCs, wireless local area network solutions for small office/home office and residential gateway solutions, and consumer applications such as cell phones, printers, digital cameras, MP3 devices, speakers, game consoles and PDAs.

The financial information included in our annual report on Form 10-K for the fiscal year ended February 2, 2008, and our quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2008, is incorporated herein by reference. Please see Section 17 of this Offer to Exchange entitled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $6.25 on November 1, 2008 (calculated using the book value as of November 1, 2008, divided by the number of outstanding shares of our common shares as of November 1, 2008).

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

Ratio of Earnings (Loss) to Fixed Charges

	Year Ended		Nine Months Ended
	February 2, 2008	January 27, 2007	November 1, 2008	October 27, 2007
	(in thousands, except ratio of earnings to fixed charges)
Operating Data:
Fixed Charges:
Interest expensed and debt cost amortization	$40,499	$10,208	$15,876	$30,436
Estimate of interest within rental expense	575	322	513	416

Total Fixed Charges	$41,074	$10,530	$16,389	$30,852

Earnings:
Pre-tax income (loss) from continuing operations	$(108,244)	$14,606	$240,552	$(111,970)
Fixed charges	41,074	10,530	16,389	30,852

Total earnings (loss) for computation of ratio	$(67,170)	$25,136	$256,941	$(81,118)

Ratio of earnings (loss) to fixed charges	(2)	2	16	(3)

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Marvell to be representative of the interest factor of rental payments under operating leases.

11. Interests of directors and named executive officers; transactions and arrangements concerning the options.

A list of our current directors and named executive officers as of December 15, 2008 is attached to this Offer to Exchange as Schedule A. Our named executive officers and the members of our board of directors may not participate in this offer. As of December 15, 2008, our named executive officers and directors (7 persons) as a group held options unexercised and outstanding under the Plan to purchase a total of 7,288,680 of our shares, which represented approximately 6.9% of the shares subject to all options outstanding under the Plan as of that date.

The following tables below sets forth the beneficial ownership of each of our current named executive officers and directors of options outstanding as of December 15, 2008. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common shares, which was 105,465,048 as of December 15, 2008. Our named executive officers and the members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Dr. Sehat Sutardja, Ph.D.	Chairman of the Board, President and Chief Executive Officer	2,831,680	2.7%

Dr. Pantas Sutardja, Ph.D.	Director, Vice President, Chief Technology Officer and Chief Research and Development Officer	3,331,000	3.2%

Kuo Wei (Herbert) Chang	Director	240,000	*

Arturo Krueger	Director	124,000	*

Dr. Juergen W. Gromer, Ph.D.	Director	62,000	*

Dr. John G. Kassakian	Director	50,000	*

Clyde R. Hosein	Chief Financial Officer, Interim Chief Operating Officer and Secretary	650,000	*

*	Less than 1%.

Our named executive officers and members of our board of directors are not eligible to participate in this offer.

To the best of our knowledge, no directors or named executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common shares during the past sixty (60) days before and including December 15, 2008.

12. Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we accept for exchange through the offer will be cancelled and, to the extent they were granted under the Plan, the shares subject to those options will not be returned to the pool of shares available for grants of new options under the Plan will no longer be available for future options to employees and other eligible Plan participants.

As of January 29, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised) (share-based payment (“SFAS 123(R)”)). Under SFAS 123(R), we will recognize the incremental compensation cost of the restricted stock units granted in the offer, if any. If there is any incremental compensation cost, it will be measured as the excess, if any, of the fair value of each restricted stock unit granted to employees in exchange for exchanged options, measured as of the date the restricted stock units are granted, over the fair value of the exchanged options, measured immediately prior to the cancellation date. If there is any incremental compensation cost, it will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the compensation cost for the forfeited restricted stock units will not be recognized.

Since the offer has been structured to replace underwater options with restricted stock units of similar or lesser value, we expect to recognize little or no additional compensation expense. The only compensation expense we are likely to incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the exchange program began, and when the exchange actually occurs on the expiration date, which we expect to be immaterial. As a result, the exchange program will allow us to realize real incentive and retention benefits from the restricted stock units issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options.

13. Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of restricted stock units as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue restricted stock units for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting restricted stock units on the restricted stock unit grant date, we will not grant any restricted stock units. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the restricted stock unit grant date we will not grant any restricted stock units and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14. Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted stock units pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Option holders who exchange outstanding options for restricted stock units generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income as the shares subject to the restricted stock units vest and no longer can be forfeited and we deliver the shares to you, at which time Marvell also generally will have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares, less the amount, if any, you paid for the shares. With regard to the shares issued pursuant to the restricted stock units granted under the offer, you will not have paid any amount for the shares. We will satisfy all tax withholding obligations in the manner specified in your stock unit agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Cash payments.

The cash payments you receive as part of consideration for your eligible options under this offer, if any, should be taxable to you as compensation income. We generally should be entitled to a deduction equal to the amount of compensation income taxable to you if we comply with eligible reporting requirements. If you were an employee of Marvell at the time your eligible options were granted, any income recognized upon your receipt of a cash payment should constitute wages for which withholding should be required.

Stock options.

If you participate in this offer, your eligible options will be exchanged for restricted stock units. So that you are able to compare the tax consequences of new restricted stock units to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Incentive stock options.

Under current U.S. tax law, you will not realize taxable income upon the grant of an incentive stock option. In addition, you generally will not realize taxable income upon the exercise of an incentive stock option. However, your alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of your death or disability, if an option is exercised more than three (3) months after your termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If you sell the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted; and

•	more than one (1) year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to you at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless you engage in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If you engage in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income taxable to you.

As noted above, if this offer is open for thirty (30) calendar days or more, incentive stock options held by employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for thirty (30) calendar days or more in order to receive favorable U.S. tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the date this offer commenced (that is, more than two years from December 16, 2008) and more than one (1) year after the exercise of the option (even if you do not exchange your incentive stock options for new restricted stock units). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. For more detailed information, please see the information regarding nonstatutory stock options below.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. When you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise (and any cash) you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common shares or a combination of cash and shares of common shares, the excess of the value (on the date of exercise) of the shares of common shares purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 1 year. The holding period for the shares generally will begin just after the time you recognized income (though it could potentially begin sooner if you are taxed on the date of vesting with respect to discount nonstatutory stock options, as described further below). The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

We recommend that you consult your advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

15. Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m. Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our discretion, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after commencement, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

16. Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our definitive proxy statement on Schedule 14A for our 2008 annual meeting of shareholders, filed with the SEC on June 2, 2008;

2.	Our quarterly report on Form 10-Q for our fiscal quarter ended November 1, 2008, filed with the SEC on December 11, 2008;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended May 3, 2008, filed with the SEC on June 6, 2008;

4.	Our quarterly report on Form 10-Q for our fiscal quarter ended August 2, 2008, filed with the SEC on September 10, 2008;

5.	Our annual report on Form 10-K for our fiscal year ended February 2, 2008, filed with the SEC on March 28, 2008;

6.	Our current reports on Form 8-K filed with the SEC on February 6, 2008, March 6, 2008, April 4, 2008, May 2, 2008, May 8, 2008, May 23, 2008, May 30, 2008, June 2, 2008 (two filings made), October 10, 2008, October 16, 2008, October 23, 2008 and November 10, 2008. With respect to such Current Reports on Form 8-K, we specifically exclude from incorporation such information that has been furnished and not filed pursuant to Item 2.02, Item 7.01 and/or Item 9.01; and

7.	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on June 17, 2000 and any further amendment or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at our U.S. subsidiary, Marvell Semiconductor, Inc., 5488 Marvell Lane Santa Clara, CA 95054, Attention: Secretary.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended February 2, 2008, and quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2008, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended February 2, 2008, and from our quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2008. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

19. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Marvell Technology Group Ltd.

December 16, 2008, as amended January 12, 2009

SCHEDULE A

INFORMATION CONCERNING THE NAMED EXECUTIVE OFFICERS AND DIRECTORS OF MARVELL TECHNOLOGY GROUP LTD.

Our directors and named executive officers as of December 15, 2008 are set forth in the following table:

Name	Position and Offices Held
Dr. Sehat Sutardja, Ph.D.	Chairman of the Board, President and Chief Executive Officer

Dr. Pantas Sutardja, Ph.D.	Director, Vice President, Chief Technology Officer and Chief Research and Development Officer

Clyde R. Hosein	Chief Financial Officer, Interim Chief Operating Officer and Secretary

Kuo Wei (Herbert) Chang	Director

Arturo Krueger	Director

Dr. Juergen W. Gromer, Ph.D.	Director

Dr. John G. Kassakian	Director

The address of each named executive officer and director is:

Marvell Semiconductor, Inc.
5488 Marvell Lane
Santa Clara, CA 95054

Our named executive officers and members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF

MARVELL TECHNOLOGY GROUP LTD.

Financial Information. The following selected financial data (in United States dollars) is derived from our consolidated financial statements, as filed with the Securities and Exchange Commission (“SEC”). The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended February, 2008 filed with the SEC on March 28, 2008, and our Quarterly Reports on Form 10-Q for the periods ended October 27, 2007 and November 1, 2008, filed with the SEC on December 6, 2007 and December 10, 2008, respectively. All amounts are in thousands, except per share data.

	Year Ended			Nine Months Ended
	February 2, 2008	January 27, 2007	January 28, 2006	November 1, 2008	October 27, 2007
Operating Data:
Revenue	$2,894,693	$2,237,553	$1,670,266	$2,437,696	$2,050,007
Cost of goods sold	$1,497,796	$1,100,241	$783,244	$1,173,892	$1,059,156
Operating expenses	$1,502,487	$1,136,255	$630,540	$1,029,349	$1,075,513
Operating income (loss)	$(105,590)	$1,057	$256,482	$234,455	$(84,662)
Net income (loss)	$(114,427)	$(12,095)	$199,490	$212,252	$(115,720)
Basic net income (loss) per share	$(0.19)	$(0.02)	$0.35	$0.35	$(0.20)
Diluted net income (loss) per share	$(0.19)	$(0.02)	$0.32	$0.34	$(0.20)
Current assets	$1,503,741	$1,348,035	$1,485,812	$1,861,228	$1,416,912
Total assets	$4,550,594	$4,527,700	$3,504,506	$4,750,505	$4,469,144
Current liabilities	$583,212	$711,186	$361,418	$568,305	$599,897
Term loan obligations, long-term	$390,750	$394,750	$—	$187,750	$391,750
Other long-term liabilities	$165,113	$194,580	$135,863	$163,363	$171,028
Total liabilities	$1,139,075	$1,300,516	$497,281	$919,418	$1,162,675
Total stockholders’ equity	$3,411,519	$3,227,184	$3,007,225	$3,831,087	$3,306,469
Book value per outstanding shares	$5.69	$5.49	$5.16	$6.25	$5.58

The financial information included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on March 28, 2008 and our Quarterly Reports on Form 10-Q for the periods ended April 3, 2008, August 2, 2008 and November 2, 2008 filed with the SEC on June 6, 2008, September 10, 2008 and December 10, 2008, respectively, are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 17, “Additional information.”

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SCHEDULE C

GUIDE TO TAX & LEGAL ISSUES IN BELGIUM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Belgium. This summary is based on the tax laws in effect in Belgium as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

However, if you accepted your eligible options within 60 days of the offer date and undertook not to exercise your options for three full calendar years from the offer date (i.e. benefited from favorable tax treatment), there is a small risk that you may be subject to tax on the amount that would have been due at grant if you had not received favorable tax treatment associated with undertaking not to exercise your options within three full calendar years.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax, but likely not social insurance contributions, when the restricted stock units vest and shares are issued to you. The taxable amount will likely be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions at the time of grant, vesting or sale. It is your responsibility to report and pay any taxes resulting from the vesting of your restricted stock units. In addition, Belgium residents are required to report any security or bank account held outside Belgium on their annual income tax returns.

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SCHEDULE D

GUIDE TO TAX & LEGAL ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new restricted stock units for eligible employees subject to tax in Canada. This summary is based on the federal tax laws in effect in Canada as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. In particular, you should note that, although most provinces use the same definitions of income and taxable income as is used at the federal level, Quebec imposes its own income tax through comprehensive tax legislation. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of Restricted Stock Units

The tax treatment of the exchange of eligible options for the grant of restricted stock units is uncertain. The Income Tax Act of Canada provides for a tax-free exchange if the value of the underlying securities immediately before the exchange less the exercise price is not less than the value of the underlying securities to be received by you at the time of the exchange for the restricted stock units. Because the eligible options are underwater, it is unlikely that you will qualify for this tax-free exchange status.

Instead, it is likely that the Canada Revenue Agency (the “CRA”) will treat the exchange as either (1) one transaction which is a taxable exchange of employee stock options in exchange for the grant of restricted stock units, or (2) two separate transactions (i.e., a tender of existing options for cancellation, followed by a grant of new and unrelated restricted stock units), whereby the tender is viewed as a disposition for no consideration. For the purposes of this summary, it is assumed that the exchange will qualify as one transaction under Canadian tax law and accordingly, you will have disposed of your eligible options for consideration equal to the value of the restricted stock units.

Therefore, you will be subject to income tax and Canada Pension Plan (“CPP”) or Quebec Pension Plan (“QPP”) contributions (to the extent you have not already reached the applicable contribution ceiling) upon the exchange of eligible options for the grant of restricted stock units. You will be taxed on the value of the restricted stock units at the time of the exchange. However, if your eligible options qualify for favorable tax treatment under federal law in Canada, you may be entitled to deduct one-half of this amount when computing the taxable income (for Quebec provincial income tax purposes, the deductible amount is limited to 25% of the value of the restricted stock units at the time of the exchange). Your eligible options will qualify for favorable tax treatment if (i) the exercise price is equal to or greater than the fair market value of the shares at the time the options were granted, and (ii) the shares underlying the options are considered “prescribed” shares (which should be the case). For the purpose of determining the value of the restricted stock units, we will use standard valuation techniques with which the CRA may or may not agree. (Please see the example below for details on how the tax is calculated.)

Please note that, if you terminate your service before the restricted stock units received in the exchange vest and, therefore, the restricted stock units are forfeited, you will likely not be entitled to a refund of the amount on which you paid tax at the time of the exchange. However, you should realize a capital loss from the disposition of your right to receive the restricted stock units and should be able to offset one-half of this loss against any capital gain realized in the same year, the preceding three years or any subsequent year. Since you will not have any proceeds of disposition, the amount of your capital loss should be the value of the eligible options at the time of the exchange which is considered your cost of receiving the right to the restricted stock units.

You should note that if you do not participate in the Offer to Exchange, your eligible options may qualify for favorable tax treatment in Canada, in which case you would be able to exclude one-half of the income you realize upon exercise of the eligible options (i.e., one-half of the difference between the exercise price and the fair market value of the shares at exercise) from taxation. Furthermore, if you do not participate in the Offer to Exchange, you would be able to defer taxation on the remaining one-half of the option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer. This deferral applies only to the first C$100,000 worth of options that vest in any one year (calculated based on the fair market value of the shares subject to the option at grant).

However, no such favorable tax treatment applies to restricted stock units. Therefore, before you decide to participate in the offer, you should carefully consider the difference between how options and restricted stock units are taxed in Canada, as well as the fact that you will be subject to tax at the time of the exchange, as described above.

Vesting of Restricted Stock Units

Because you are subject to tax upon the exchange, a portion of the restricted stock units granted in exchange for the options will be vested at the grant date and Marvell intends to withhold those shares to satisfy your employer’s tax and CPP (or QPP) contribution withholding obligations.

You will be subject to income tax and CPP (or QPP) contributions when the restricted stock units vest (including when they vest at the grant date, as described above) and shares are issued to you. You will be taxed on the fair market value of the shares issued to you, less the value of the eligible options exchanged for the restricted stock units. The value of the eligible options will be calculated using standard valuation techniques with which the CRA may or may not agree. (Please see the example below for details on how the tax is calculated.)

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to tax on any gain you realize. Although not entirely clear, the taxable gain will likely be one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the value of the eligible options you gave up at the time of the exchange less any brokerage fees).

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Withholding and Reporting

Your employer will withhold income tax and CPP (or QPP) contributions (if applicable) at the time of the exchange and at the vesting of the restricted stock units. Your employer will also report the income recognized at the time of the exchange and at vesting to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February of the year following the year in which the taxable event occurs. It is your responsibility to report and pay any tax resulting from the sale of shares.

Example

Assume you have eligible options to purchase 1,000 shares at an exercise price of $20 per share. If you elect to participate in the offer, you will receive 500 restricted stock units in exchange for the 1,000 options. Further, assume that the market value of Marvell’s shares is $6 per share at the time of the exchange and the initial vesting of the restricted stock units and that your eligible options qualified for favorable tax treatment under federal law in Canada (this example does not include Quebec provincial taxes). Finally, assume that the market value of Marvell’s shares on each annual vesting date of your restricted stock units is $10 per share.

At the time of the exchange, you will be subject to tax on the value of the restricted stock units. The value of the restricted stock units is determined at the time of the exchange using standard valuation techniques that the CRA may or may not agree with and is generally based on the market value of the underlying shares at the time of the exchange (i.e., $6 x 500 underlying shares = $3,000). Please note, however, that to determine the value of the restricted stock units, the market value of the underlying shares at the time of the exchange may be reduced to account for the fact that the restricted stock units are subject to a risk of forfeiture. If your eligible options qualified for favorable tax treatment, you will be able to deduct one-half of the total gain, meaning that your total taxable income at the time of the exchange will be $1,500 (i.e., $3,000 / 2). This amount will be subject to income tax and CPP (or QPP) contributions. Assuming your combined income tax and CPP (or QPP) contribution rate is 40%, you will owe $600 in taxes as a result of the exchange.

A portion of the restricted stock units you receive in the exchange will be vested and Marvell intends to withhold the tax and CPP (or QPP) contributions due as a result of the exchange by withholding shares equal in value to the tax liability. If the tax liability is $600, then Marvell will grant you 100 restricted stock units which are vested to cover the tax liability (i.e., $600 / $6 = 100). In addition, because income tax and CPP (or QPP) contributions will be due on these restricted stock units that are vested at the time of the exchange, you will have an additional tax liability in the amount of the market value of the shares, minus the value of your exchanged options. For purposes of this example only, please assume that the value of the options that were exchanged for these restricted stock units (determined under a Black-Scholes valuation model) is $540. Therefore, the vesting of the 100 restricted stock units at this time will result in an additional tax liability of $24 (i.e., [$600—$540] x 40%) and Marvell will vest an additional number of restricted stock units (which will itself lead to an additional tax liability) and withhold the corresponding shares to cover this tax liability. In this example, approximately 4 restricted stock units would be vested to cover the additional tax liability. Alternatively, in Marvell’s discretion, the tax due as a result of the exchange or the restricted stock units that are vested to cover the tax liability on the exchange may be withheld by your employer from your salary or from any other funds payable to you.

On the respective vesting dates of the remaining restricted stock units, you will be subject to income tax and CPP (or QPP) contributions on the market value of the shares issued to you at vesting, minus the value of your exchanged options.

If your length of service with Marvell as of the date the offer commences is more than 4 years, you would be entitled to receive 125 shares in annual installments over the next four years, provided you remain a service provider with us on each vesting date. However, because 104 of the restricted stock units were vested at the time of the exchange, you will receive only 21 share on the first annual vesting date and you will receive 125 shares on each of the subsequent annual vesting dates. Based on the assumptions set forth above, the market value of the 21 shares you receive on the first annual vesting date will be $210 (i.e., $10 x 21 shares). For purposes of this example only, please assume that the value of the options that were exchanged for these restricted stock units (determined under a Black-Scholes valuation model) is $113.40. Therefore, you will be subject to tax on $96.60 (i.e., $210—$113.40) on this vesting date and, assuming the same tax and CPP (or QPP) contribution rate as above, you will owe $38.64 in taxes at this time.

SCHEDULE E

GUIDE TO TAX & LEGAL ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the People’s Republic of China (the “PRC”). This summary is based on the tax laws in effect in the PRC as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting and Sale of Shares

Due to regulatory issues in China, you may be required to immediately sell all of the shares issued to you at vesting.

You will be subject to income tax and you may be subject to social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the restricted stock units vest and shares are sold. You will be taxed on the sale price (which is likely the fair market value of the shares at vesting). If there is any difference between the fair market value of the shares when they are issued to you and the sale price (i.e., the fair market vale of the shares when they are sold immediately after vesting), you will recognize a capital gain or loss in this amount. If you recognize a capital gain, you will be subject to capital gains tax on this amount.

Withholding and Reporting

Your employer will withhold and report income tax (and social insurance contributions, if applicable) at the vesting of the restricted stock units. It is your responsibility to report and pay any capital gains tax resulting from the sale of the shares.

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Other Information

Exchange Control

As noted above, you will be required to immediately sell the shares issued to you at vesting. Exchange control requirements apply when the shares are sold and the proceeds must be repatriated to the PRC. You should consult your personal legal advisor regarding the requirements for repatriating any proceeds from the sale of shares to the PRC.

Supplemental Rules for China Employees

By participating in the exchange of eligible options, you acknowledge and agree to be bound by the terms of the Supplemental Rules of Marvell Stock Plans for China Employees.

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SCHEDULE F

GUIDE TO TAX & LEGAL ISSUES IN FINLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax (at your normal marginal rate) and social insurance contributions (employees’ health insurance premium) when the restricted stock units vest and shares are issued to you. You also may be subject to church tax on this amount.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you may be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale price and the fair market value of the shares at the time of vesting) and will be subject to capital gains tax (at a rate of 28% (2008)). When determining the amount of taxable capital gain, you may deduct from the sale price of the shares sold either (i) the acquisition cost of the shares and other costs in connection with the gain (e.g., broker fees), or (ii) 20% of the sale price (if the shares are held for ten years or more, the 20% deduction increases to 40%). If the market price of the shares on the date of sale is lower than the market price on the date of vesting, you will realize a capital loss. Capital losses can be deducted from capital gains either for the current year or during the next three years.

Capital gains are not taxable if the aggregate selling price of all shares and other items sold (excluding, inter alia, a principal residence owned for at least two years) during the calendar year does not exceed €1,000. However, capital losses are not deductible if the aggregate acquisition cost of all shares sold and other items sold (subject to the exclusions described above) during the calendar year does not exceed €1,000.

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Withholding and Reporting

Your employer is required to report and withhold income tax when your restricted stock units vest. Your employer is not required to withhold the employees’ health insurance premium that you must pay on the value of the shares you receive at vesting.

You are responsible for paying any difference between your actual income tax liability and the amount withheld by your employer and for paying any employees’ health insurance premium due. It is also your responsibility to pay any taxes resulting from the sale of your shares and to report any shares issued to you on your annual tax return.

Other Information

Securities Information

This offer is private and not subject to regulations under the Finnish Securities Market Act.

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SCHEDULE G

GUIDE TO TAX & LEGAL ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and social security contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Wealth Tax

Shares acquired upon vesting of the restricted stock units are included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household) exceeds a certain amount (€770,000 for 2008), as valued on January 1.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,000 for 2008), in which case you will be subject to tax on the entire capital gain (i.e., the difference between the sales proceeds and the fair market value of the shares at vesting). If the sales proceeds are less than the fair market value of the shares of vesting, you will realize a capital loss. Provided the €25,000 threshold is exceeded, this capital loss can be offset against capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

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Withholding and Reporting

Your employer will withhold any income tax and social security contributions that are legally required at the vesting of the restricted stock units. Your employer will also report the income recognized at vesting on your pay-slip for the month in which the restricted stock units vest. It is your responsibility to pay any tax resulting from the vesting of the restricted stock units and to report and pay any tax resulting from the sale of shares.

You must declare all foreign bank and brokerage accounts (including the accounts that were opened and closed during the tax year) when you file your annual income tax return.

Other Information

Exchange Control

The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€7,600 for 2008 for transfers outside the European Union).

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SCHEDULE H

GUIDE TO TAX & LEGAL ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you may be subject to capital gains tax on any gain you realize, as follows:

If you sell shares that were acquired before January 1, 2009, you will not be subject to capital gains tax provided: (1) you have owned the shares for at least 12 months; (2) you do not own 1% or more of Marvell’s stated capital (and have not owned 1% or more at any time in the last five years); and (3) the shares are not held as business assets. If you are subject to capital gains tax (because one or more of the conditions above is not met), the taxable gain will be one-half of the difference between the sale price and the fair market value of the shares at vesting. However, you will only be subject to tax if your total capital gain exceeds €599 in the relevant tax year, in which case you will be taxed on the full gain (and not only the gain in excess of €599).

If you sell shares that were acquired on or after January 1, 2009, you will be subject to capital gains at a flat rate of 25% (plus a 5.5% solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of Marvell’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets. The taxable gain will be the difference between the sale price and the fair market value of the shares at vesting.

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Withholding and Reporting

Your employer will withhold and report tax and social insurance contributions (if applicable) at the vesting of the restricted stock units. It is your responsibility to report and pay any tax resulting from the sale of shares.

Other Information

Exchange Control

For statistical purposes, the German Federal Bank requires that you file reports for any of the following occurrences: (i) cross-border transactions in excess of €12,500; and (ii) any receivables on monetary claims against a person or entity residing outside of Germany in excess of €5,000,000.

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SCHEDULE I

GUIDE TO TAX & LEGAL ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

WARNING: The contents of this Offer to Exchange have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this Offer to Exchange, you should obtain independent professional advice.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when the restricted stock units are granted to you.

Vesting

You will be subject to income tax when your restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares on the date of vesting.

You will not be subject to Mandatory Provident Fund (social insurance) contributions when your restricted stock units vest.

Please note that if you leave Hong Kong permanently and subsequently vest in your restricted stock units, any income is still considered Hong Kong source employment income and subject to tax in Hong Kong. You can elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations. In such case, you will be taxed on the “notional” income based on the assumption that your restricted stock units vested within seven days before the date of submission of your tax return for the year in which you permanently depart Hong Kong. If the value of the shares increases so that the actual gain at vesting is greater than on the date of departure, there will be no additional tax. If the value of the shares decreases so that the actual gain on exercise is less than on the date of departure, you can request a refund of any tax overpayment.

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Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax.

Withholding and Reporting

Other Information

Your employer is not required to withhold income tax when your restricted stock units vest and shares are issued to you.

Your employer is required to report the income from the vesting of your restricted stock units to the Inland Revenue Department on your Form IR56B. You are also responsible for reporting the income and paying any tax resulting from the vesting of your restricted stock units.

I-2

SCHEDULE J

GUIDE TO TAX & LEGAL ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not considered an Indian resident, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when the restricted stock units are granted to you.

Vesting

You will not be subject to income tax or social insurance contributions when the restricted stock units vest and shares are issued to you. However, the shares issued at vesting of the restricted stock units will be characterized as a “fringe benefit” and the fair market value of the shares at vesting is taxable under the Fringe Benefit Tax (“FBT”) regime. The fair market value of the shares is determined as required under Indian tax laws which may be different from how the fair market value of the shares is determined under the Plan.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the amount previously subject to FBT (i.e., the fair market value of the shares at vesting, as determined under Indian tax laws).

If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as your marginal income tax rate).

Withholding and Reporting

Your employer will report and pay the applicable FBT to the Indian tax authorities through its FBT returns.

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It is your responsibility to file a tax return with the tax authorities and disclose any capital gains realized upon sale of the shares. You must pay advance tax on any capital gains in the year in which the gains are realized. The amount and the due date of the advance tax depends on the date of sale of your shares in the relevant year.

Other Information

Exchange Control

You must repatriate to India the proceeds of any shares sold and convert the proceeds to local currency within a reasonable period of time (i.e., 90 days). You must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate from the bank where you deposited the foreign currency in case the Reserve Bank of India or your employer requests proof of repatriation.

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SCHEDULE K

GUIDE TO TAX & LEGAL ISSUES IN ISRAEL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Israel. This summary is based on the tax laws in effect in Israel as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of Restricted Stock Units

Under general tax principles in Israel, you will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) as a result of the exchange of eligible vested and unvested options for the grant of restricted stock units. However, Marvell received a tax ruling from the Israeli Tax Authorities (“ITA”) that may confirm that the exchange of your eligible vested and unvested options for restricted stock will not be considered a taxable event and will not trigger any immediate tax liability. The tax event will take place only when you have exercised your option as defined in Section 102 of the Israel Income Tax Ordinance (New Version), 1961 (“ITO”).

You should consult with your personal tax advisor regarding the potential tax consequences of the offer to exchange before making any decision to participate in the exchange.

Vesting Upon Exchange if Favorable Tax Ruling is Not Granted

If, in the tax ruling that Marvell is seeking from the ITA, the ITA does not confirm that the exchange is not taxable and you are subject to tax upon the exchange of your eligible vested options, a portion of the restricted stock units granted in exchange for the options will be vested at the grant date and Marvell intends to withhold those shares to satisfy your employer’s tax and social insurance contribution withholding obligations.

Note: The information below assumes that the restricted stock units have been granted under the “capital gains route” of Section 102 of the ITO, pursuant to which the restricted stock units and any shares acquired upon vesting of your restricted stock units will be held in trust by a trustee designated by Marvell for the requisite lock-up period. Under the capital gains route, the lock-up period is 24 months from the grant date.

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Grant of Restricted Stock Units

You will not be subject to income tax or social insurance contributions (national insurance and health tax) when the restricted stock units are granted to you.

Vesting

You will not be subject to income tax or social insurance contributions when your restricted stock units vest and shares are issued to the trustee.

Exit Tax

If you cease to be a resident of Israel, your assets (including any restricted stock units and/or shares) will be deemed to be sold and you will be subject to tax on the deemed sale proceeds (the “Exit Tax”). However, payment of the Exit Tax may be deferred until the actual sale of the assets. The Israeli tax authorities may treat the portion vested during residence in Israel differently than the portion that vests once you cease to be a resident of Israel.

Please consult your personal tax advisor regarding the tax treatment of your restricted stock units and/or shares if you cease to be a resident of Israel.

Sale of Shares

Provided that you do not sell or have the shares transferred from the trustee before the expiration of the requisite 24 month lock-up period and have otherwise complied with the requirements of the capital gains route, the gain from the sale of shares will be taxed as follows:

(a) On the date of sale, you will be subject to income tax at your progressive rate and social insurance contributions on the fair market value of the shares subject to the restricted stock units at the date of grant less any expenses incurred in connection with the sale, but not more than the actual gain derived upon sale. For this purpose, the fair market value of the shares on the date of grant is deemed to be the average price of Marvell stock over the 30 trading days preceding the date of grant.

(b) In addition, if the sale price (i.e., the fair market value of the shares on the date of sale) of the shares is greater than the fair market value of the shares at grant (determined as described above under (a)), you will realize a capital gain. The capital gain will be taxed at a flat rate of 25%.

If you sell the shares or have the shares transferred to you from the trustee before the expiration of the requisite 24-month lock-up period, you will be subject to income tax at your progressive rate and social insurance contributions on the sale price of the shares or the fair market value of the shares when they are transferred to you, as applicable.

Withholding and Reporting

The trustee will report the grant of restricted stock units, as well as the sale of the shares (or the transfer of the shares, if the shares are transferred to you prior to sale) to the ITA. The trustee will also withhold any applicable income tax and social insurance contributions when you sell the shares (or when the shares are transferred to you, unless you have otherwise settled your tax liability with the ITA and the trustee has received in advance a written acknowledgment thereof).

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SCHEDULE L

GUIDE TO TAX & LEGAL ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you. Please note that, for Italian tax purposes, the fair market value of the shares is the average price of the shares on the stock exchange on which such shares are traded over the month immediately preceding and including the relevant date.

You should note that for stock options exercised on or after June 25, 2008, social insurance contributions are not due on the income recognized at exercise. Therefore, before you decide to participate in the offer, you should carefully consider the difference between the social insurance treatment of options and restricted stock units in Italy.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value of the shares (as defined under Italian tax law) at vesting.

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The capital gain will be taxed at a rate of 12.5% provided the shares are a non-qualified shareholding. For this purpose, a shareholding will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of the outstanding shares of Marvell, which is highly likely to be the case with your shares. In calculating your capital gain, you may subtract certain capital losses and any expenses incurred to produce the gain, except interest. If losses exceed gains, the difference can be carried forward for the next four years.

Provided the shares are a non-qualified shareholding, you may also elect to be taxed at sale under one of the following two alternative tax regimes. To be eligible for either of these methods, you must deposit the shares with a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit the shares with an authorized broker, but you retain the right to make investment decisions. The capital gain is calculated using the same method and rate described above. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, the broker pays the tax at the time of the transaction, so that the capital gain is not included in your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit the shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, capital gains tax is levied not on the gain actually realized through the sale of the shares but on the difference between the value of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. As under the administered savings method, the broker pays the tax at the end of the year and the capital gain is not included in your annual tax return.

Withholding and Reporting

Your employer will withhold and report social insurance contributions and may withhold and report income tax at the vesting of the restricted stock units. It is your responsibility to report and pay any tax resulting from the sale of shares.

Other Information

Exchange Control

You are required to report the following on your annual tax return: (1) transfers of cash or shares to or from Italy exceeding €10,000, (2) foreign investments at the end of the calendar year exceeding €10,000 if such investments (cash or shares) may result in income taxable in Italy, and (3) the amount of any transfers to and from abroad which have had an impact on your foreign investments. Under certain circumstances, you may be exempt from these requirements if the transfer or investment is made through an authorized broker resident in Italy.

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SCHEDULE M

GUIDE TO TAX & LEGAL ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units. Please note, however, that the Japanese tax treatment of an option exchange for restricted stock units is uncertain because there are no specific tax provisions related to such an exchange. Therefore, we recommend that you consult with your personal tax advisor regarding the potential tax consequences of the offer.

Grant

Although the tax treatment of restricted stock units is uncertain in Japan, under the current practice of the tax authorities, you will likely not be subject to tax when the restricted stock units are granted to you.

Vesting

You likely will be subject to income tax but not social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you. This income will likely be characterized as remuneration income.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value of the shares at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult with your personal tax advisor to find out if you are eligible for a reduced rate.

Withholding and Reporting

Your employer will not withhold or report tax at the vesting of the restricted stock units. It is your responsibility to report and pay any tax resulting from the vesting of the restricted stock units and the sale of shares.

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SCHEDULE N

GUIDE TO TAX & LEGAL ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize, unless the gain you realize from the sale of shares in that year is less than the exempt amount (which is currently KRW2,500,00 per year per type of asset sold). Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax and, in this case, the taxable gain will be the difference between the sale price and the fair market value of the shares at vesting. You will not be subject to the securities transaction tax when you sell the shares.

Withholding and Reporting

Your employer will not withhold or report income tax at the vesting of the restricted stock units, but will withhold social insurance contributions (if applicable).

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It is your responsibility to report and pay any tax resulting from the vesting of the restricted stock units and the sale of shares. You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year in which the taxable event occurs. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax deduction.

Other Information

Exchange Control

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

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SCHEDULE O

GUIDE TO TAX & LEGAL ISSUES IN MALAYSIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the Malaysia. This summary is based on the tax laws in effect in Malaysia as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you on the date of vesting. As noted above, the Malaysian tax authorities calculate the fair market value as the average of the highest and lowest trading prices of the shares on the date in question. Employee Provident Fund contributions will not be due on this amount.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to tax on the gain unless you are in the business of buying and selling shares.

Withholding and Reporting

Your employer is required to report the grant and vesting of your restricted stock units to the Inland Revenue Board and report the vesting of your restricted stock units on your annual remuneration return (Form EA) in the year you are issued shares at vesting. You are also required to report this income on your annual tax return (Form B) by April 30 in the year following the year in which you are issued shares at vesting. You are responsible for paying any taxes not withheld by your employer.

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SCHEDULE P

GUIDE TO TAX & LEGAL ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of Restricted Stock Units

You will likely not be subject to tax or social insurance contributions upon the exchange of eligible unvested options for the grant of restricted stock units.

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) upon the exchange of eligible vested options for the grant of restricted stock units.

You will be taxed on the value of the new restricted stock units granted to you. For the purpose of determining the value of the restricted stock units, we will use standard valuation techniques with which the Dutch tax authorities may or may not agree. If your options vested for the first time prior to January 1, 2005 and were subject to taxation upon vesting of the options, the position can be taken that you will not be subject to taxation upon the exchange of options, provided that the exchange occurs after three years from the grant date (acceptance date) of the options.

If the exchange is considered a taxable event, a credit may be claimed for the already taxed value of the options. (Please see the example below for details on how the tax is calculated.)

Please note that, if you terminate your service before the restricted stock units received in the exchange vest and, therefore, the restricted stock units are forfeited, you may not be entitled to a refund of the amount on which you paid tax at the time of the exchange.

You should consult with your personal tax advisor regarding the potential tax consequences of the offer to exchange before making any decision to participate in the exchange.

Vesting of Restricted Stock Units

If you exchange eligible vested options and therefore are subject to tax upon the exchange of such options, a portion of the restricted stock units granted in exchange for the options will be vested at the grant date and Marvell intends to withhold those shares to satisfy your employer’s tax and social insurance contribution withholding obligations.

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the restricted stock units vest (including any restricted stock units that vest at the grant date, as described above) and shares are issued to you. You will be taxed on the fair market value of the shares issued to you, less the value on which you paid tax at the time of the exchange.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax, provided you hold less than a 5% interest in Marvell as a private investment.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including shares of Marvell’s common stock). An exemption is available on the first €20,315 (for 2008) of the average value of the assets held during the relevant calendar year.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (if applicable) at the time of the exchange (if applicable) and at the vesting of the restricted stock units. It is your responsibility to report and pay any investment tax resulting from any shares acquired at vesting of the restricted stock units.

Other Information

Securities Notice

You should be aware of the Dutch insider trading rules which may impact the sale of shares acquired at vesting of the restricted stock units. In particular, you may be prohibited from effecting certain share transactions if you have insider information about Marvell. If you are uncertain whether the insider trading rules apply to you, you should consult with your personal legal advisor.

Example

Assume you have eligible options to purchase 1,000 shares at an exercise price of $20 per share, that the eligible options are vested and that the taxable value of your options upon vesting was $0.50 per option. If you elect to participate in the offer, you will receive 500 restricted stock units in exchange for the 1,000 options. Further, assume that the market value of Marvell’s shares is $6 per share at the time of the exchange and the initial vesting of the restricted stock units. Finally, assume that the market value of Marvell’s shares on each quarterly vesting date of your restricted stock units is $10 per share. If the exchange is considered taxable (see above) the tax consequences can be described as follows.

At the time of the exchange of your vested eligible options, you will be subject to tax on the value of the restricted stock units. The value of the restricted stock units is determined at the time of the exchange using standard valuation techniques that the Dutch tax authorities may or may not agree with and is generally based on the market value of the underlying shares at the time of the exchange (i.e., $6 x 500 underlying shares = $3,000) (although the market value of the underlying shares at the time of the exchange may be reduced to account for the fact that the restricted stock units are subject to a risk of forfeiture). A credit can be claimed for the taxed value of the options upon earlier vesting of the exchanged options. The credit can be calculated as follows $0.50 x 1000 + $500. The taxable value of the restricted stock units is calculated as follows $3,000—$500 = $2,500. This amount will be subject to income tax and social insurance contributions. Assuming your combined income tax and social insurance contribution rate is 40%, you will owe $1,000 in taxes as a result of the exchange.

A portion of the restricted stock units you receive in the exchange will be vested and Marvell intends to withhold the tax and social insurance contributions due as a result of the exchange by withholding shares equal in value to the tax liability. If the tax liability is $1,000, then Marvell will grant you 167 restricted stock units which are vested to cover the tax liability (i.e., $1,000 / $6 = 167). In addition, because income tax and social insurance contributions will apply on these restricted stock units that are vested at the time of the exchange, you may have an additional tax liability on the market value of the shares, less the value that is taxed upon the exchange (in practice, the taxable amount may be zero, depending on the valuation of the shares at the time of the exchange). Marvell may vest additional restricted stock units to cover any additional tax liability due on the restricted stock units that are vested at the time of the exchange, such that the total number of restricted stock units that are vested upon the exchange may, in practice, be greater than 167. Alternatively, in Marvell’s discretion, the tax due as a result of the exchange (or any tax due on the restricted stock units that are vested to cover the tax liability on the exchange) may be withheld by your employer from your salary or from any other funds payable to you.

On the respective vesting dates of the remaining restricted stock units, you will be subject to income tax and social insurance contributions on the market value of the shares issued to you at vesting, minus the value on which you paid tax at the time of the exchange.

If your length of service with us as of the date the offer commences is more than 4 years, you would be entitled to receive 125 shares in annual installments over the next four years, provided you remain an service provider through each vesting date. However, because in this example 200 of the restricted stock units were vested at the time of the exchange, you will receive no shares on the first annual vesting date, 50 shares on the second annual vesting date and 125 shares on each of the subsequent annual vesting dates, provided you remain in service with us through each vesting date. Based on the assumptions set forth above, the market value of the 50 shares you receive on the second quarterly vesting date will be $500 (i.e., $10 x 50 shares) and the aggregate value on which you were subject to tax upon the exchange is $200. Therefore, you will be subject to tax on $300 (i.e., $500 - $200) on this vesting date and, assuming the same tax and social insurance contribution rate as above, you will owe $120 in taxes at this time.

SCHEDULE Q

GUIDE TO TAX & LEGAL ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax when your restricted stock units vest. The taxable amount will be the fair market value of the shares on the date of vesting. You will be subject to tax if you were employed in Singapore when the restricted stock units were granted to you, regardless of where you are located when your restricted stock units vest.

You will not be subject to Central Provident Fund (CPF) contributions when your restricted stock units vest and the shares are issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax unless you are engaged in the business of buying and selling securities.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the restricted stock units vest and shares are issued to you. Your employer will prepare and give you a report (either in Form IR8A or in another format) of your salary information, including the amount of the gain at vesting, which you must file with your annual income tax return to the IRAS. You are responsible for paying any tax resulting from the vesting of restricted stock units once the IRAS reviews your income tax return and assesses the tax.

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However, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore permanently, different rules will apply to you and you are advised to consult with your personal tax advisor.

Other Information

Securities Information

This Offer of Exchange has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offer of Exchange and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of restricted sock units may not be circulated or distributed, nor may the restricted stock units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the “Act”) or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

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SCHEDULE R

GUIDE TO TAX & LEGAL ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Switzerland. This summary is based on the tax laws in effect in Switzerland as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the restricted stock units vest. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

If you move from your canton of residence before the restricted stock units vest, you may be subject to a pro-rated exit tax depending on the applicable cantonal tax legislation and the practice of the tax authorities. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

Net Wealth

Any shares issued to you upon vesting of your restricted stock units will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax provided the shares are held as private assets and provided you do not qualify as professional securities dealer.

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Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a Swiss national or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax at vesting, but is required to withhold social insurance contributions on the fair market value of the shares issued to you. Your employer will report the grant and vesting of the restricted stock units on the annual certificate of salary (Lohnausweis) and to an annex to the annual certificate (so-called “Beiblatt zum Lohnausweis”) which are both issued to you as of the end of the calendar year during which the restricted stock units are granted and vested vest. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the restricted stock units. In addition, you must declare the restricted stock units and any shares acquired at vesting in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report salary withholding tax and social insurance contributions on the fair market value of the shares issued to you at vesting. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

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GUIDE TO TAX & LEGAL ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax but not social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to tax on any gain you realize.

However, as of January 1, 2009, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and may be subject to AMT. This January 1, 2009, date may be changed to January 1, 2010, if the government determines this is necessary. If you sell your shares after January 1, 2009 (or January 1, 2010, if the government changes the date), you should consult with your personal tax advisor regarding whether the AMT regime will apply to any income you recognize upon the sale of your shares.

Withholding and Reporting

Your employer will not withhold income tax at the vesting of the restricted stock units. Your employer may report the details of the vesting of the restricted stock units to the tax authorities. It is your responsibility to report and pay any tax resulting from the vesting of the restricted stock units and the sale of shares (if applicable).

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GUIDE TO TAX & LEGAL ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the United Kingdom (the “U.K.”). This summary is based on the tax laws in effect in the U.K. as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new restricted stock units are granted, the new restricted stock units vest or you sell shares acquired upon the settlement of your vested new restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and employee national insurance contributions (“NICs”) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax if your total capital gain exceeds the annual exemption amount (€9,600 for the tax year April 6, 2008 to April 5, 2009), in which case you will be subject to tax at a flat rate of 18% on the difference between the sale price and the fair market value of the shares at vesting.

Please note that, as of April 6, 2008, taper relief was abolished and capital gains tax is payable as described herein.

Withholding and Reporting

Your employer is required to calculate income tax and NICs and pay these amounts to Her Majesty’s Revenue & Customs (“HMRC”) when you receive shares upon vesting of your restricted stock units. Your employer will withhold any applicable income tax and NICs under the Pay As You Earn system or by any other means set forth in your restricted stock unit agreement.

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To the extent there is no or insufficient withholding, you must reimburse your employer for the income tax due within 90 days of the vesting of the restricted stock units to avoid further tax consequences. If you fail to pay this amount to the employer within that time limit, you will be deemed to have received a benefit in kind equal to the amount of tax due and you will have to pay further tax and employee and employer NICs on this benefit. In such case, your employer is not required to withhold tax on the benefit in kind, and you must include this in your self-assessment tax return for the tax year in which the vesting occurs. However, if provided in your restricted stock unit agreement and provided you are not a director or executive officer of Marvell (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended) the income tax paid by your employer on your behalf and not reimbursed within 90 days of vesting will constitute a loan owed by you to your employer. The loan will be effective as of the date of vesting, it will be immediately due and repayable, it will bear interest at the then-current official rate of HMRC, and Marvell or your employer may recover it at any time by any of the means set forth in your restricted stock unit agreement.

Your employer is also required to report the grant and vesting of the restricted stock units, the acquisition of shares and the tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, it is your responsibility to report any income resulting from the vesting of the restricted stock units and the sale of shares on your annual tax return. It is also your responsibility to pay any tax resulting from the sale of shares.

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